EXHIBIT 10.1
         --------------------------------------------------------------






                           LOAN AND SECURITY AGREEMENT








                        BLONDER TONGUE LABORATORIES, INC.


                                       and


                               Commerce Bank, N.A.








                              Dated: March 20, 2002






         --------------------------------------------------------------

                                TABLE OF CONTENTS
                                                                        Page

SECTION I - DEFINITIONS AND INTERPRETATION.................................1
     1.1.     Terms Defined................................................1
     1.2.     Accounting Principles.......................................13
     1.3.     Construction................................................13

SECTION II - THE LOANS....................................................13
     2.1.     Revolving Credit - Description..............................13
     2.2.     Letters of Credit...........................................13
     2.3.     Term Loan A - Description...................................16
     2.4.     Term Loan B - Description...................................16
     2.5.     Advances, Conversions, Renewals and Payments................17
     2.6.     Interest....................................................18
     2.7.     Additional Interest Provisions..............................18
     2.8.     Fees and Charges............................................19
     2.9.     Prepayments.................................................19
     2.10.    Use of Proceeds.............................................20
     2.11.    Loan Call Option............................................20
     2.12.    Capital Adequacy............................................20

SECTION III - COLLATERAL..................................................21
     3.1.     Description.................................................21
     3.2.     Lien Documents..............................................22
     3.3.     Other Actions...............................................22
     3.4.     Searches, Certificates......................................22
     3.5.     Landlord's and Warehouseman's Waivers.......................23
     3.6.     Filing Security Agreement...................................23
     3.7.     Power of Attorney...........................................23

SECTION IV - CLOSING AND CONDITIONS PRECEDENT TO ADVANCES.................23
     4.1.     Resolutions, Opinions, and Other Documents..................23
     4.2.     Absence of Certain Events...................................25
     4.3.     Warranties and Representations at Closing...................25
     4.4.     Compliance with this Agreement..............................25
     4.5.     Officers' Certificate.......................................25
     4.6.     Closing.....................................................25
     4.7.     Waiver of Rights............................................25
     4.8.     Conditions for Future Advances..............................25

SECTION V - REPRESENTATIONS AND WARRANTIES................................26
     5.1.     Corporate Organization and Validity.........................26
     5.2.     Places of Business..........................................27
     5.3.     Pending Litigation..........................................27
     5.4.     Title to Properties.........................................27
     5.5.     Governmental Consent........................................27
     5.6.     Taxes.......................................................27

     5.7.     Financial Statements........................................27
     5.8.     Full Disclosure.............................................28
     5.9.     Subsidiaries................................................28
     5.10.    Guarantees, Contracts, etc..................................28
     5.11.    Government Regulations, etc.................................28
     5.12.    Business Interruptions......................................29
     5.13.    Names and Intellectual Property.............................29
     5.14.    Other Associations..........................................30
     5.15.    Environmental Matters.......................................30
     5.16.    Regulation O................................................30
     5.17.    Capital Stock...............................................31
     5.18.    Solvency....................................................31
     5.19.    Perfection and Priority.....................................31
     5.20.    Commercial Tort Claims......................................31
     5.21.    Letter of Credit Rights.....................................31
     5.22.    Deposit Accounts............................................31

SECTION VI - BORROWER'S AFFIRMATIVE COVENANTS.............................31
     6.1.     Payment of Taxes and Claims.................................31
     6.2.     Maintenance of Properties and Corporate Existence...........32
     6.3.     Business Conducted..........................................33
     6.4.     Litigation..................................................33
     6.5.     Issue Taxes.................................................33
     6.6.     Bank Accounts...............................................33
     6.7.     Employee Benefit Plans......................................33
     6.8.     Financial Covenants.........................................34
     6.9.     Financial and Business Information..........................34
     6.10.    Officers' Certificates......................................35
     6.11.    Audits and Inspection.......................................36
     6.12.    Tax Returns, Financial Statements and Other Reports.........36
     6.13.    Information to Participant..................................36
     6.14.    Material Adverse Developments...............................36
     6.15.    Places of Business..........................................36
     6.16.    Commercial Tort Claims......................................36
     6.17.    Letter of Credit Rights.....................................36
     6.18.    Lock-Box....................................................37

SECTION VII - BORROWER'S NEGATIVE COVENANTS...............................37
     7.1.     Dispositions, Merger, Consolidation, Dissolution or
                Liquidation ..............................................37
     7.2.     Acquisitions................................................37
     7.3.     Liens and Encumbrances......................................37
     7.4.     Transactions With Affiliates or Subsidiaries................37
     7.5.     Guarantees..................................................38
     7.6.     Distributions, Bonuses and Other Indebtedness...............38
     7.7.     Loans and Investments.......................................38
     7.8.     Use of Lenders' Name........................................38
     7.9.     Miscellaneous Covenants.....................................38
     7.10.    Jurisdiction of Organization................................38

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SECTION VIII - DEFAULT....................................................38
     8.1.     Events of Default...........................................38
     8.2.     Cure........................................................40
     8.3.     Rights and Remedies on Default..............................41
     8.4.     Nature of Remedies..........................................42
     8.5.     Set-Off.....................................................42

SECTION IX - MISCELLANEOUS................................................42
     9.1.     Governing Law...............................................42
     9.2.     Integrated Agreement........................................42
     9.3.     Waiver......................................................42
     9.4.     Indemnity...................................................43
     9.5.     Time........................................................43
     9.6.     Expenses of Lender..........................................43
     9.7.     Brokerage...................................................44
     9.8.     Notices.....................................................44
     9.9.     Headings....................................................45
     9.10.    Survival....................................................45
     9.11.    Successors and Assigns......................................45
     9.12.    Duplicate Originals.........................................45
     9.13.    Modification................................................45
     9.14.    Signatories.................................................45
     9.15.    Third Parties...............................................45
     9.16.    Discharge of Taxes, Borrower's Obligations, Etc.............45
     9.17.    Withholding and Other Tax Liabilities.......................46
     9.18.    Consent to Jurisdiction.....................................46
     9.19.    Waiver of Jury Trial........................................46

                                  EXHIBIT LIST
                                  ------------

Exhibit A               --       Borrowing Certificate
Exhibit B               --       Form of Quarterly Compliance Certificate


                                    SCHEDULES

Schedule 1.1(a)         --       Existing Indebtedness
Schedule 1.1(b)         --       Existing Liens
Schedule 5.1            --       Borrower's States of Qualifications
Schedule 5.2            --       Places of Business
Schedule 5.3            --       Judgments, Proceedings, Litigation and Orders
schedule 5.6            --       Taxes
Schedule 5.7            --       Borrower's Federal Tax Identification Numbers
Schedule 5.9            --       Subsidiaries and Affiliates
Schedule 5.10(a)        --       Existing Guaranties, Investments and
                                 Borrowings, Leases and Employment Agreements
Schedule 5.11           --       Employee Benefit Plans
Schedule 5.13(a)        --       Schedule of Names
Schedule 5.13(b)        --       Intellectual Property
Schedule 5.13(c)        --       Licenses
Schedule 5.14           --       Other Associations
Schedule 5.15           --       Environmental
Schedule 5.17           --       Capital Stock
Schedule 5.19           --       Perfection
Schedule 5.20           --       Commercial Tort Claim
Schedule 5.21           --       Letter of Credit Rights
Schedule 5.22           --       Deposit Accounts

                           LOAN AND SECURITY AGREEMENT
                           ---------------------------


     This Loan and Security Agreement ("Agreement") is dated this 20th day of March, 2002, by and between BLONDER TONGUE LABORATORIES, INC. ("Borrower"), a Delaware corporation and COMMERCE BANK, N.A., a national banking association ("Lender").

                                   BACKGROUND

     A. Borrower desires to establish financing arrangements with Lender and Lender is willing to make loans and extensions of credit to Borrower under the terms and provisions hereinafter set forth.

     B. The parties desire to define the terms and conditions of their relationship in writing.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION I - DEFINITIONS AND INTERPRETATION

     1.1. Terms Defined: As used in this Agreement, the following terms have the following respective meanings:

          Account - All of the "accounts" (as that term is defined in the UCC) of Borrower, whether now existing or hereafter arising.

          Account  Debtor  - Any  Person  obligated  on  any  Account  owing  to
Borrower.

          Advance(s) - Any monies advanced or credit extended to Borrower by Lender under the Revolving Credit, including without limitation, cash advances and the issuance of Letters of Credit.

          Affiliate - With respect to any Person, (i) any Person which, directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person, or (ii) any Person who is a director or officer (a) of such Person, (b) of any Subsidiary of such Person, or
(c) any Person described in clause (i) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 15% or more of the Capital Stock having ordinary voting power for the election of directors (or comparable equivalent) of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Control may be by ownership, contract, or otherwise.

          Applicable Margin - Commencing October 1, 2002 the spread over the LIBOR Rate based upon Borrower's Cash Flow Coverage Ratio (tested as of each quarter-end on a rolling four-quarter basis) as of the last day of the fiscal quarter most recently ended for which the quarterly financial statements have been delivered pursuant to Section 6.9:

         Level                 Cash Flow Coverage Ratio      Applicable Margin
         -----                 ------------------------      -----------------
         Level I               >1.75:1                       175 basis points
                               -
         Level II              >1.50:1 but < 1.75:1          200 basis points
                               -

         Level III             >1.25:1 but < 1.50:1          225 basis points
                               -
         Level IV              <1.25:1                       250 basis points

          For purposes of the foregoing, (i) the Cash Flow Coverage Ratio (tested on a rolling four-quarter basis) shall be determined as of the end of each fiscal quarter of Borrower based on Borrower's Quarterly Compliance Certificate delivered pursuant to Section 6.10, and (ii) each change in the Applicable Margin resulting from a change in the Cash Flow Coverage Ratio shall be effective commencing on the first day of the fiscal quarter of Borrower following the delivery of such Quarterly Compliance Certificate; provided however, that the Cash Flow Coverage Ratio shall be deemed to be less than 1.25:1 if an Event of Default exists.

          Asset Sale - The sale, transfer, lease, license or other disposition, outside of the ordinary course of business, by Borrower or by any Subsidiary of Borrower to any Person other than Borrower of any Property now owned or hereafter acquired, of any nature whatsoever in any transaction or series of related transactions.

          Assignment of Claims Act - The Federal Assignment of Claims Act, 31 U.S.C. Sec. 3727 et. seq., as amended from time to time.

          Assignment of Rents and Leases - That certain Assignment of Rents and Leases to be executed by Borrower in favor of Lender, in form and substance satisfactory to Lender, on or prior to the Closing Date.

          Assignments - Collectively, all assignments and instruments that Lender may require to effectuate, in accordance with the Assignment of Claims Act, Borrower's assignment of Accounts arising under those Government Contracts with a value in excess of Five Hundred Thousand Dollars ($500,000), all in form and substance satisfactory to Lender.

          Authorized Officer - Any officer of Borrower authorized by specific resolution of Borrower to request Advances or execute Quarterly Compliance Certificates as set forth in the incumbency certificate referred to in Section 4.1(d) of this Agreement.

          Bank Affiliate - Any bank that is controlled by Lender. A bank shall be deemed controlled by Lender if (i) Lender, directly or indirectly, or acting through one or more other Persons, owns, controls or has power to vote twenty-five percent (25%) or more of any class of voting securities of the bank; or (ii) Lender controls in any manner the election of a majority of the directors or trustees of the bank.

          Borrowing Base - As of the date of determination thereof an amount equal to the lesser of (i) Seven Million Dollars ($7,000,000) less the Letter of Credit Amount or (ii) the sum of (A) (1) ninety percent (90%) of Eligible Domestic Accounts covered, on terms satisfactory to Lender, by Credit Insurance plus (2) eighty percent (80%) of Eligible Domestic Accounts not covered by Credit Insurance plus (3) eighty percent (80%) of Eligible Foreign Accounts plus
(B) the lesser of (1) fifty percent (50%) of Eligible Inventory or (2) an amount not to exceed fifty percent (50%) of the outstanding principal balance of Advances under the Revolving Credit minus (C) the Letter of Credit Amount minus
(D) such reserves in such amounts and with respect to such matters as Lender may deem reasonably proper and necessary from time to time.

          Borrowing Certificate - Section 6.9(a)(iv).


          Business Day - A day other than Saturday or Sunday when Lender is open for business in Philadelphia, Pennsylvania.


          Capital   Expenditures  -  For  any  period,   the  aggregate  of  all
expenditures (including that portion of Capitalized Lease Obligations attributable to that period) made in respect of the purchase, construction or other acquisition of fixed or capital assets, determined in accordance with GAAP.

          Capitalized Lease Obligations - Any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, consistently applied.

          Capital Stock - Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all other ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          Cash Flow Coverage Ratio - For any period, the ratio of Consolidated Cash Flow to Consolidated Debt Service, as determined in accordance with GAAP.

          Change of Control - The result caused by (i) any "person" or "group" (as each term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than the Permitted Holders, becoming the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, except that for purposes of this clause (i) such person shall be deemed to have "beneficiary ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than thirty-three and one third percent (33 1/3%) of the total voting power of the Capital Stock of Borrower entitled to vote; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted Borrower's board of directors (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of such Borrower was approved by a vote of sixty-six and two-thirds percent (66 2/3%) of the directors of Borrower at the time of such approval who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) ceasing for any reason to constitute a majority of the board of directors then in office; or (iii) any two of the Designated Officers ceasing to serve as President, Chief Executive Officer or Chief Operating Officer.

          Closing - Section 4.6.


          Closing Date - Section 4.6.


          Collateral - All of the Property and interests in Property described in Section 3.1 of this Agreement and all other Property and interests in Property that now or hereafter secure payment of the Obligations and satisfaction by Borrower of all covenants and undertakings contained in this Agreement and the other Loan Documents.

          Consolidated Amortization Expense - For any period, the aggregate consolidated amount of amortization expenses of Borrower, as determined in accordance with GAAP.

          Consolidated Cash Flow - For any period, Consolidated Operating Income (or deficit) minus (i) extraordinary gains minus (ii) any Distributions, as determined in accordance with GAAP.

          Consolidated Debt Service - For any period, Borrower's Consolidated Interest Expense, plus scheduled principal payments for the next succeeding twelve (12) month period, on account of long term Indebtedness (including Capitalized Lease Obligations), all as determined in accordance with GAAP.

          Consolidated Depreciation Expense - For any period, the aggregate consolidated amount of depreciation expenses of Borrower, as determined in accordance with GAAP

          Consolidated Interest Expense - For any period (without duplication), the aggregate consolidated amount of interest expense required to be paid or accrued during such period on all Indebtedness of Borrower outstanding during all or any part of such period, as determined in accordance with GAAP.

          Consolidated Operating Income - For any period, Borrower's consolidated net income before taxes plus, Consolidated Depreciation Expense plus, Consolidated Amortization Expense plus Consolidated Interest Expense, as such would appear on Borrower's consolidated statement of income, as prepared in accordance with GAAP.

          Consolidated Subsidiary - Any Subsidiary of Borrower whose financial statements are required, in accordance with GAAP, to be consolidated with Borrower's financial statements.

          Consolidated Total Liabilities - At any time, the consolidated amount of total liabilities of Borrower as such would appear on Borrower's consolidated balance sheet prepared in accordance with GAAP.

          Credit Insurance - Insurance, on terms and conditions reasonably satisfactory to Lender, pursuant to which CNA Insurance Companies (or such other insurer as Lender may approve in writing) insures the payment of certain of Borrower's Accounts. Without limiting any of Lender's rights to approve the Credit Insurance, the Credit Insurance shall (i) be in the minimum face amount of Four Million Dollars ($4,000,000) per year, (ii) have a maximum deductible of Fifty Five Thousand Dollars ($55,000) in the aggregate, and (iii) shall have a maximum allowable coinsurance of ten percent (10%) on domestic and foreign (including Canadian Accounts) Accounts.

          Default - Any event, act, condition or occurrence which with notice, or lapse of time or both, would constitute an Event of Default hereunder.

          Designated Officers - James A. Luksch and Robert J. Palle, Jr.

          Disqualified Stock - Any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable for any reason, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Term Loan B Maturity Date.

          Distribution -

          (i) Cash dividends or other cash distributions on any now or hereafter outstanding Capital Stock of Borrower;

          (ii) The redemption, repurchase, defeasance or acquisition in cash of such Capital Stock or of warrants, rights or other options to purchase such Capital Stock; and

          (iii) Any loans or advances (other than compensation and reimbursement of business expenses), to any shareholder(s)of Borrower.

          Eligible Domestic Accounts - All Accounts of Borrower for which the Account Debtor has its principal place of business and chief executive office in the United States and which meet all of the following specifications: (i) the Account is lawfully and exclusively owned by Borrower and subject to no Lien (other than Permitted Liens, if applicable, and Liens granted under this Agreement) and Borrower has the right of assignment thereof and the power to grant a security interest therein; (ii) the Account is valid and enforceable representing the undisputed indebtedness of an Account Debtor not more than 120 days past the original invoice date and does not represent a rebilling; (iii) not more than 50% of the aggregate balance of all Accounts owing from an Account Debtor obligated on the Account are outstanding more than 120 days past their original invoice dates; (iv) the Account is not subject to any defense, set-off, or counterclaim, deduction, discount, credit, charge-back, freight claim, allowance or adjustment of any kind; (v) the Account is net of any portion thereof attributable to the sale of goods that have been returned, rejected, lost or damaged; (vi) if the Account arises from the sale of goods by Borrower, such sale was an absolute sale and not on consignment or on approval or on a sale-or-return basis nor subject to any other repurchase or return agreement, and such goods have been shipped to the Account Debtor or its designee; (vii) if the Account arises from the performance of services, such services have actually been performed; (viii) the Account arose in the ordinary course of Borrower's business; (ix) no notice of the bankruptcy, receivership, reorganization, liquidation, dissolution, or insolvency of the Account Debtor has been received by Lender or Borrower; (x) the Account Debtor is not a Subsidiary or Affiliate of Borrower; (xi) the Account is not an Account on which the Account Debtor is obligated to Borrower under any Instrument; (xii) the transaction which gave rise to the Account complies in all material respects with all applicable laws, rules and regulations of any Governmental Authority; (xiii) the Account does not represent a sale pursuant to a Government Contract (which Government Contract had an initial value in excess of One Hundred Thousand Dollars ($100,000), unless Borrower has executed an Assignment for the benefit of Lender, in accordance with the Assignment of Claims Act; and (xiv) the Account meets such other reasonable specifications and requirements which may from time to time be established by Lender. Eligible Domestic Accounts shall not include that portion of an Account representing interest or finance charges for past due balances or debit memos.

          Eligible Foreign Accounts - All Accounts of Borrower for which the Account Debtor has its principal place of business or chief executive office outside of the United States and which meet all of the following specifications:
(i) the Account is lawfully and exclusively owned by Borrower and subject to no Lien (other than Permitted Liens, if applicable, and Liens granted under this Agreement) and Borrower has the right of assignment thereof and the power to grant a security interest therein; (ii) the Account is valid and enforceable representing the undisputed indebtedness of an Account Debtor not more than 120 days past the original invoice date and does not represent a rebilling; (iii) not more than 50% of the aggregate balance of all Accounts owing from an Account Debtor obligated on the Account are outstanding more than 120 days past their original invoice dates; (iv) the Account is not subject to any defense, set-off, or counterclaim, deduction, discount, credit, charge-back, freight claim, allowance or adjustment of any kind; (v) the Account is net of any portion thereof attributable to the sale of goods that have been returned, rejected, lost or damaged; (vi) if the Account arises from the sale of goods by Borrower, such sale was an absolute sale and not on consignment or on approval or on a sale-or-return basis nor subject to any other repurchase or return agreement, and such goods have been shipped to the Account Debtor or its designee; (vii) if the Account arises from the performance of services, such services have actually been performed; (viii) the Account arose in the ordinary course of Borrower's business; (ix) no notice of the bankruptcy, receivership, reorganization, liquidation, dissolution, or insolvency of the Account Debtor has been received by Lender or Borrower; (x) the Account Debtor is not a Subsidiary or Affiliate of Borrower; (xi) the Account is insured by Credit Insurance, on terms acceptable to Lender or guaranteed by an irrevocable of Letter of Credit; (xii) the Account is not an Account on which the Account Debtor is obligated to Borrower under any Instrument; (xiii) the transaction which gave rise to the Account complies in all material respects with all applicable laws, rules and regulations of any Governmental Authority; and (xiv) the Account meets such other reasonable specifications and requirements which may from time to time be established by Lender. Eligible Foreign Accounts shall not include that portion of an Account representing interest or finance charges for past due balances or debit memos.

          Eligible Inventory - Any and all raw material, work-in-progress and finished goods Inventory of Borrower located at Borrower's places of business shown on Schedule 5.2 attached hereto and made a part hereof (and for which location Lender has received a landlord, warehouse or mortgagee waiver as determined by, and in form and substance satisfactory to, Lender), which (i) is not subject to any Lien (other than Liens granted under this Agreement and Permitted Liens, if applicable); (ii) is not slow moving, damaged, obsolete or unmerchantable; (iii) meets all standards, if any, imposed by any Governmental Authority; (iv) is not Inventory held on consignment; (v) is not Inventory in-transit unless, (a) fully insured and covered by a Letter of Credit issued under the Revolving Credit, or (b) Borrower has paid for such in-transit Inventory in cash in which case up to a maximum of Two Hundred Thousand Dollars ($200,000) at any one time may be Eligible Inventory; and (vi) meets such other reasonable specifications and requirements which may from time to time be established by Lender.

          Environmental Laws - Any and all federal, foreign, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees and any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution, protection of the environment, or the impact of pollutants, contaminants or toxic or hazardous substances on human health or the environment, as now or may at any time hereafter be in effect.

          ERISA - The Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

          Event of Default - Section 8.1.

          Expenses - Section 9.6.

          GAAP - Generally accepted accounting principles as in effect on the Closing Date applied in a manner consistent with the most recent audited financial statements of Borrower furnished to Lender and described in Section
5.7 herein.

          Governmental Acts - Section 2.2(f).

          Governmental Authority - Any government or political  subdivision,  or
any  agency,  authority,   bureau,  central  bank,  commission,   department  or
instrumentality of either, or any court, tribunal, grand jury, or arbitration.

          Government Contracts - All contracts with any department, subdivision, agency or instrumentality of the United States of America.

          Hazardous   Substance  -  Any  substances  defined  or  designated  as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance or similar term, under any Environmental Law.

          Hedging Agreements - Any Interest Hedging Instrument or any other interest rate protection agreement, foreign currency exchange agreement, commodity purchase or option agreement, or any other interest rate hedging device or swap agreement (as defined in 11 U.S.C. Sec. 101 et. seq.).

          Indebtedness - Of any Person at any date, without duplication, (i) all indebtedness of such Person for borrowed money (including, with respect to Borrower, the Obligations) or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (ii) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (iii) all Capitalized Lease Obligations of such Person, (iv) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, (v) all obligations of other Persons which such Person has guaranteed, (vi) Disqualified Stock, (vii) all obligations under any Hedging Agreement and (viii) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

          Intellectual Property Agreements - Collectively, those certain Patent Security Agreements, and Trademark Security Agreements, to be executed by Borrower and/or Surety on or prior to the Closing Date, in favor of Lender, in form and substance satisfactory to Lender.

          Interest Hedging Instrument - Any documentation evidencing any interest rate swap, interest "cap" or "collar" or any other foreign currency exchange agreement, interest rate hedging device, or swap agreement (as defined in 11 U.S.C. Sec. 101) between Borrower and Lender (or any Affiliate of Lender).

          Inventory - All of the "inventory" (as that term is defined in the UCC) of Borrower, whether now existing or hereafter acquired or created.

          IRS - Internal Revenue Service.

          Letter of Credit Commitment - The sum of Two Million Dollars ($2,000,000.00).

          Letter of Credit Fees - Section 2.8(d).

          Letters of Credit - (i) Standby letters of credit and (ii) commercial letter or letters of credit, in each case issued to or to be issued by Lender for the account of Borrower pursuant to Section 2.2 herein. Drafts under commercial letters of credit may be payable at sight and/or payable thirty (30) days after sight.

          Letter of Credit Amount - The sum of (i) the aggregate undrawn amount of all Letters of Credit outstanding at any time plus (ii) the aggregate amount of all drawings under Letters of Credit for which Lender has not been reimbursed at such time.

          Letter of Credit Documents - Any Letter of Credit, any amendment thereto, any documents delivered in connection therewith, any application therefore, or any other documents (all in form and substance satisfactory to Lender), governing or providing for (i) the rights and obligations on the parties concerned or at risk, or (ii) any collateral security for such obligations.

          Leverage Ratio - For any period, the ratio of (i) Borrower's Consolidated Total Liabilities minus Subordinated Debt to (ii) Tangible Net Worth plus Subordinated Debt.

          LIBOR Rate - The London Interbank Offered Rate (LIBOR) for a one-month period as published in the "Money Rates" Section of The Wall Street Journal on the second to the last Business Day of the preceding month as such rate may change from month to month. If The Wall Street Journal ceases to be published or goes on strike or is otherwise not published, Lender may use a similar published one-month LIBOR Rate.

          Lien - Any interest of any kind or nature in property securing an obligation owed to, or a claim of any kind or nature in property by, a Person other than the owner of the property, whether such interest is based on the common law, statute, regulation or contract, and including, but not limited to, a security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt, a lease, consignment or bailment for security purposes, a trust, or an assignment. For the purposes of this Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

          Loan Call Date - Section 2.11.

          Loan Call Option - Section 2.11.

          Loans - Collectively, the unpaid balance of Advances under the Revolving Credit, the unpaid principal balance of the Term Loan A, and the unpaid principal balance of the Term Loan B.

          Loan  Documents  -  Collectively,   this  Agreement,  the  Notes,  the
Mortgage, the Assignment of Rents and Leases, the Surety Agreement, the Perfection Certificate, the Intellectual Property Agreements, the Assignments, the Letter of Credit Documents, and all agreements, instruments and documents executed and/or delivered in connection therewith, all as may be supplemented, restated, superseded, amended, amended and restated or replaced from time to time.

          Material  Adverse  Effect - A material  adverse effect with respect to
(i) the business, assets, properties, financial condition, stockholders' equity, material agreements or results of operations of Borrower, (ii) Borrower's ability to pay the Obligations in accordance with the terms hereof or (iii) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of Lender hereunder or thereunder.

          Maximum Revolving Credit Amount - The sum of Seven Million Dollars ($7,000,000).

          Monitoring Fee - Section 2.8(e).

          Mortgage - That certain Mortgage, Security Agreement and Fixture Filing encumbering the Real Property to be executed by Borrower in favor of Lender, in form and substance satisfactory to Lender, on or prior to the Closing Date.

          Notes - Collectively, the Revolving Credit Note, the Term Loan A Note and the Term Loan B Note.

          Obligations - All existing and future debts, liabilities and obligations of every kind or nature at any time owing by Borrower to Lender pursuant to the Loan Documents, whether joint or several, related or unrelated, primary or secondary, matured or contingent, due or to become due, and whether principal, interest, fees, indemnification obligations hereunder or Expenses (specifically including debts, liabilities and obligations arising or occurring after the commencement of any bankruptcy, insolvency or similar proceeding with respect to Borrower whether or not a claim for such post-commencement obligation is allowed), including, without limitation, debts, liabilities and obligations in respect of the Revolving Credit, Reimbursement Obligations, Term Loan A, Term Loan B, Letters of Credit and any extensions, modifications, substitutions, increases and renewals thereof; any amount payable by Borrower or any Subsidiary of Borrower pursuant to an Interest Hedging Instrument; the payment of all amounts reasonably advanced by Lender to preserve, protect and enforce Lender's rights hereunder and in the Collateral; and all Expenses incurred by Lender.

          Overadvance - Section 2.1(a).

          PBGC - The Pension Benefit Guaranty Corporation.

          Perfection  Certificate  -  The  Perfection  Certificate  provided  by
Borrower to Lender on or prior to the Closing Date in form and substance satisfactory to Lender.

          Permitted Distributions - Distributions made: (i) for the redemption, repurchase, defeasance or acquisition of outstanding Capital Stock or of warrants, rights or other options to purchase such Capital Stock so long as no Default or Event of Default is outstanding or, after giving effect to such Distribution, no Default or Event of Default would occur; and (ii) as loans or advances to any shareholder of Borrower, which are used solely to enable such shareholder to exercise any stock option and which Distributions are repaid immediately upon such shareholder's exercise of his/her option(s), but in no event later than four (4) Business Days following such Distribution.

          Permitted  Holders - James A. Luksch,  Robert J. Palle, Jr., and James
H. Williams.

          Permitted Indebtedness - (i) Indebtedness to Lender in connection with the Revolving Credit, Term Loans and Letters of Credit or otherwise pursuant to the Loan Documents; (ii) trade payables incurred in the ordinary course of Borrower's business; (iii) purchase money Indebtedness (including Capitalized Lease Obligations) hereafter incurred by Borrower to finance the purchase of fixed assets; provided that, (a) such Indebtedness shall not exceed the purchase price of the assets funded, and (b) no such Indebtedness may be refinanced for a principal amount in excess of the principal amount outstanding at the time of such refinancing, (iv) Indebtedness existing on the Closing Date that is identified and described on Schedule "1.1(a)" attached hereto and made part hereof, and (v) Subordinated Debt.

          Permitted Investments - (i) investments and advances existing on the Closing Date that are disclosed on Schedule "5.10(a)," or (ii) (a) obligations issued or guaranteed by the United States of America or any agency thereof, (b) commercial paper with maturities of not more than 270 days and a published rating of not less than A-1 or P-1 (or the equivalent rating) by a nationally recognized investment rating agency, (c) certificates of time deposit and bankers' acceptances having maturities of not more than 270 days and repurchase agreements backed by United States government securities of a commercial bank if
(1) such bank has a combined  capital and surplus of at least  $100,000,000,  or
(2) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, and (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof.

                  Permitted Liens - (i) Liens for taxes or assessments or other governmental charges not yet due and payable; (ii) inchoate and unperfected workers', mechanics' or similar Liens arising in the ordinary course of business; (iii) carriers', warehousemen's, suppliers' or other similar possessory Liens arising in the ordinary course of business; (iv) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, social security and other like laws; (v) Liens on fixed assets securing purchase money Indebtedness permitted under clause (iii) of the definition of Permitted Indebtedness; provided that, (a) such Lien attached only to the assets so acquired, and (b) a description of any asset acquired in excess of Twenty Five Thousand Dollars ($25,000) is furnished to Lender; (vi) Liens existing on the Closing Date and shown on Schedule "1.1(b)" attached hereto and made part hereof; and (vii) Liens in favor of Lender.

          Person - An individual, partnership, corporation, trust, limited liability company, limited liability partnership, unincorporated association or organization, joint venture or any other entity.

          Prepayment Premium - Section 2.9(b).

          Property - Any interest of Borrower in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          Quarterly Compliance Certificate - Section 6.10.

          Real Property - Borrower's real estate and improvements located at One Jake Brown Road, Old Bridge, New Jersey 08857.

          Regulation D - Regulation D of the Board of Governors of the Federal Reserve System comprising Part 204 of Title 12, Code of Federal Regulations, as amended, and any successor thereto.

          Reimbursement Obligations - Section 2.2(c).

          Revolving Credit - Section 2.1(a).

          Revolving Credit Closing Fee - Section 2.8(a).

          Revolving Credit Maturity Date - April 1, 2004, or such later date as Lender may, in its sole and absolute discretion, designate in writing to Borrower.

          Revolving Credit Note - Section 2.1(b).

          Revolving Credit Rate - For the period from the Closing Date through September 30, 2002, a per annum rate equal to the LIBOR Rate plus 200 basis, but in no event, less than 5%. Commencing October 1, 2002, a per annum rate equal to the LIBOR Rate plus the Applicable Margin; provided however, that from October 1, 2002 through March 19, 2003, the Revolving Credit Rate shall in no event be less than 5%.

          SEC - The Securities and Exchange Commission.

          Subordinated Debt - Unsecured Indebtedness of Borrower subject to payment terms and subordination provisions acceptable to Lender in its sole and absolute discretion .

          Subsidiary - With respect to any Person at any time, (i) any corporation more than fifty percent (50%) of whose voting stock is legally and beneficially owned by such Person or owned by a corporation more than fifty percent (50%) of whose voting stock is legally and beneficially owned by such Person; (ii) any trust of which a majority of the beneficial interest is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person; and (iii) any partnership, joint venture, limited liability company or other entity of which ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at such time owned directly or indirectly, beneficially or of record, by, or which is otherwise controlled directly, indirectly or through one or more intermediaries by, such Person or one or more Subsidiaries of such Person.

          Surety - Blonder Tongue Investment Company, and any other Consolidated Subsidiary that has assets in excess of Ten Thousand Dollars ($10,000).

          Surety Agreement - That certain surety agreement to be executed by Blonder Tongue Investment Company in favor of Lender, in form and substance satisfactory to Lender, on or prior to the Closing Date, and any other surety agreement executed by a Consolidated Subsidiary.

          Tangible Net Worth - At any time, the amount by which all of Borrower's consolidated assets (less (i) trademarks, copyrights, goodwill, covenants not to compete, and all other assets which would be classified as intangible assets under GAAP; and (ii) assets owing from Affiliates, officers, directors, shareholders and employees), exceed all of Borrower's consolidated liabilities, all as would be shown on Borrower's consolidated balance sheet prepared in accordance with GAAP.

          Term Loan A - Section 2.3(a).

          Term Loan A Closing Fee - Section 2.8(b).

          Term Loan A Maturity Date - April 1, 2006.

          Term Loan A Note - Section 2.3 (b).

          Term Loan A Rate - For the period from the Closing Date through September, 30, 2002, the fixed per annum rate of six and three quarters percent (6.75%). Commencing October 1, 2002 the fixed per annum rate, based upon Borrower's Cash Flow Coverage Ratio (tested as of each quarter-end on a rolling four-quarter basis), as of the last day of the fiscal quarter most recently ended for which the quarterly financial statements have been delivered pursuant to Section 6.9:

         Level                     Cash Flow Coverage Ratio         Fixed Rate
         -----                     ------------------------         ----------
         Level I                   >1.75:1                          6.50%
                                   -
         Level II                  >1.50:1 but < 1.75:1             6.75%
                                    -
         Level III                 >1.25:1 but < 1.50:1             7.00%
                                   -
         Level IV                  <1.25:1                          7.25%

     For purposes of the foregoing, (i) the Cash Flow Coverage Ratio (tested on a rolling four-quarter basis) shall be determined as of the end of each fiscal quarter of Borrower based on Borrower's Quarterly Compliance Certificate delivered pursuant to Section 6.10, and (ii) each change in the Term Loan A Rate resulting from a change in the Cash Flow Coverage Ratio shall be effective commencing on the first day of the fiscal quarter of Borrower following the delivery of such Quarterly Compliance Certificate; provided however, that the Cash Flow Coverage Ratio shall be deemed to be less than 1.25:1 if an Event of Default exists.

          Term Loan B - Section 2.4(a).

          Term Loan B Closing Fee - Section 2.8(c).

          Term Loan B Maturity Date - The earlier of the Loan Call Date or April 1, 2017.

          Term Loan B Note - Section 2.4 (b).

          Term Loan B Rate - A fixed per annum rate equal to seven and one half percent (7.5%).

          Term Loans - Collectively, the Term Loan A and Term Loan B.

          UCC - The Uniform Commercial Code as adopted in the State of New Jersey as the same may be amended from time to time.

          VTech - Section 3.5

          Any other capitalized terms used without further definition herein shall have the respective meaning set forth in the UCC unless the context requires otherwise.

     1.2. Accounting Principles: Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP, consistently applied, to the extent applicable, except as otherwise expressly provided in this Agreement.

     1.3. Construction: No doctrine of construction of ambiguities in agreements or instruments against the interests of the party controlling the drafting shall apply to any Loan Documents.

SECTION II - THE LOANS

     2.1. Revolving Credit - Description:

          a. Subject to the terms and conditions of this Agreement, Lender hereby establishes for the benefit of Borrower a revolving credit facility
(collectively, the "Revolving Credit") which shall include cash Advances extended by Lender to or for the benefit of Borrower as well as Letters of Credit issued for the account of Borrower from time to time hereunder. The aggregate principal amount of unpaid cash Advances, unreimbursed Letters of Credit plus outstanding and undrawn Letters of Credit, shall not at any time exceed the Borrowing Base. Subject to such limitation, the outstanding balance of Advances under the Revolving Credit may fluctuate from time to time, to be reduced by repayments made by Borrower, to be increased by future Advances which may be made by Lender, to or for the benefit of Borrower, and, subject to the provisions of Section 8 below, shall be due and payable on the Revolving Credit Maturity Date. If the aggregate principal amount of unpaid cash Advances, unreimbursed Letters of Credit plus outstanding and undrawn Letters of Credit at any time exceeds the Borrowing Base (such excess referred to as "Overadvance"), Borrower shall immediately repay the Overadvance in full.

          b. At Closing, Borrower shall execute and deliver a promissory note to Lender for the Maximum Revolving Credit Amount ("Revolving Credit Note"). The Revolving Credit Note shall evidence Borrower's unconditional obligation to repay Lender for all Advances made under the Revolving Credit, with interest as herein and therein provided. Each Advance under the Revolving Credit shall be deemed evidenced by the Revolving Credit Note, which is deemed incorporated herein by reference and made part hereof. The Revolving Credit Note shall be in form and substance satisfactory to Lender.

          c. The term of the Revolving Credit shall expire on the Revolving Credit Maturity Date. On such date, unless having been sooner accelerated by Lender pursuant to the terms hereof, and without impairing any rights under
Section 3.1, all sums owing under the Revolving Credit shall be due and payable in full, and as of and after such date Borrower shall not request and Lender shall not make any further Advances under the Revolving Credit.

     2.2. Letters of Credit:

          a. As a part of the Revolving Credit and subject to its terms and conditions (including, without limitation, the Borrowing Base), Lender shall make available to Borrower Letters of Credit which shall not exceed, in the aggregate at any one time outstanding, the Letter of Credit Commitment. Notwithstanding the foregoing, all Letters of Credit shall be in form and substance reasonably satisfactory to Lender. No Letter of Credit shall be issued with an expiry date later than (i) three hundred sixty five (365) days from the date of issuance for a stand-by letter or credit of one hundred eighty (180) days from the date of issuance of a commercial letter of credit or (ii) ten (10) business Days prior to the Revolving Credit Maturity Date. Borrower shall execute and deliver to Issuer all Letter of Credit Documents required by Lender for such purposes. Each Letter of Credit shall comply with the Letter of Credit Documents.

          b. Each Letter of Credit issued from time to time under the Revolving Credit which remains undrawn (and the amounts of draws on Letters of Credit prior to payment as hereinafter set forth) shall reduce, dollar for dollar, the amount available to be borrowed by Borrower under the Revolving Credit.

          c. In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, Lender shall promptly notify Borrower and Borrower shall immediately reimburse Lender on the day when such drawing is honored, by either a cash payment by Borrower or, so long as no Event of Default has occurred and is continuing, in the absence of such payment by Borrower, and at Lender's option, by Lender automatically making or having been deemed to have made (without further request or approval of Borrower) a cash Advance under the Revolving Credit on such date to reimburse Lender. Borrower's reimbursement obligation for draws under Letters of Credit along with the obligation to pay Letter of Credit Fees shall herein be referred to collectively as Borrower's "Reimbursement Obligations." All of Borrower's Reimbursement Obligations hereunder with respect to Letters of Credit shall apply unconditionally and absolutely to Letters of Credit issued hereunder on behalf of Borrower.

          d. The obligation of Borrower to reimburse Lender for drawings made (or for cash Advances made to cover drawings made) under the Letters of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

               (i) any lack of validity or enforceability of any Letter of Credit;

               (ii) the existence of any claim, setoff, defense or other right that Borrower or any other Person may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or transferee may be acting), Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction;

               (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) payment by Lender under any Letter of Credit against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit unless Lender shall have acted with willful misconduct or negligence in issuing such payment;

               (v) any other circumstances or happening whatsoever that is similar to any of the foregoing; or

               (vi) the fact that a Default or Event of Default shall have occurred and be continuing.

          e. If by reason of (i) any change after the Closing Date in applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement or (ii) compliance by Lender with any direction, reasonable request or requirement (whether or not having the force of law) of any governmental or monetary authority including, without limitation, Regulation D:

               (i) Lender shall be subject to any tax or other levy or charge of any nature or to any variation thereof (except for changes in the rate of any tax on the net income of Lender or its applicable lending office) or to any penalty with respect to the maintenance or fulfillment of its obligations under this Section 2.2, whether directly or by such being imposed on or suffered by Lender;

               (ii) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letter of Credit issued by Lender; or

               (iii) there shall be imposed on Lender any other condition regarding this Section 2.2 or any Letter of Credit;

and the result of any of the foregoing is to directly or indirectly increase the cost to Lender of issuing, creating, making or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by Lender, then and in any such case, Lender shall, after the additional cost is incurred or the amount received is reduced, notify Borrower and Borrower shall pay on demand such amounts as may be necessary to compensate Lender for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate per annum equal at all times to the applicable interest rate under the Revolving Credit. A certificate signed by an officer of Lender as to the amount of such increased cost or reduced receipt showing in reasonable detail the basis for the calculation thereof, submitted to Borrower by Lender shall, except for manifest error and absent written notice from Borrower to Lender within ten (10) days from submission, be final, conclusive and binding for all purposes.

          f. (i) In addition to amounts  payable as  elsewhere  provided in this
Section 2.2, without duplication, Borrower hereby agrees to protect, indemnify, pay and save Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of the Letters of Credit or (b) the failure of Lender to honor a drawing under any Letter of Credit as a result of any such act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions herein called "Government Acts") in each case except for claims, demands, liabilities, damages, losses, costs, charges and expenses a rising solely from acts or conduct of Lender constituting gross negligence or willful misconduct.

               (ii) As between Borrower and Lender, Borrower assumes all risks of the acts and omissions of or misuse of the Letters of Credit issued by Lender by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Lender shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance if such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they are in cipher, unless any of the foregoing are caused by Lender's gross negligence or willful misconduct; (E) for errors in interpretation of technical terms; (F) for any loss or delay in the transmission of any document required in order to make a drawing under such Letter of Credit or of the proceeds thereof, unless caused by Lender's gross negligence or willful misconduct; (G) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (H) for any consequences arising from causes beyond the control of Issuer, including, without limitation, any Government Acts. None of the above shall affect, impair or prevent the vesting of any of Lender's rights or powers hereunder.

     2.3. Term Loan A - Description:


          a. Lender hereby  agrees to advance to Borrower,  subject to the terms
and   conditions   of  this   Agreement,   the  sum  of  Nine  Million   Dollars
($9,000,000.00) ("Term Loan A").

          b. At Closing, Borrower shall execute and deliver a promissory note to Lender in the original principal amount of the Term Loan A ("Term Loan A Note"). The Term Loan A Note shall evidence Borrower's unconditional obligation to repay to Lender the Term Loan A with interest as herein and therein provided. The Term Loan A Note shall be in form and substance satisfactory to Lender.

          c.  The  principal  balance  of the  Term  Loan A  shall  be  paid  in forty-seven (47) consecutive equal monthly installments of principal in the amount of One Hundred Eighty-Seven Thousand Five Hundred Dollars ($187,500.00) each, commencing on May 1, 2002, and continuing on the first (1st) day of each month thereafter. A final forty-eighth (48th) installment of all unpaid principal and all accrued and unpaid interest outstanding under the Term Loan A shall be due and payable on the Term Loan A Maturity Date. All interest payments on account of Term Loan A will be due in addition to the principal installments, and shall be paid on a monthly basis in accordance with Section 2.6(b).

     2.4. Term Loan B - Description:


          a. Lender hereby agrees to advance to Borrower, subject to the terms and conditions of this Agreement, the sum of Three Million Five Hundred Thousand Dollars ($3,500,000) ("Term Loan B").

          b. At Closing, Borrower shall execute and deliver a promissory note to Lender in the original principal amount of the Term Loan B ("Term Loan B Note"). The Term Loan B

Note shall evidence Borrower's unconditional obligation to repay to Lender the Term Loan B with interest as herein and therein provided. The Term Loan B Note shall be in form and substance satisfactory to Lender.

          c. Subject to Lender's Loan Call Option, the principal balance of the Term Loan B shall be paid in one hundred seventy nine (179) consecutive equal monthly installments of principal in the amount of Nineteen Thousand Four Hundred Forty Four Dollars and Forty Four Cents ($19,444.44) each, commencing on May 1, 2002, and continuing on the first (1st) day of each month thereafter. A final one hundred eightieth (180th) installment of all unpaid principal and all accrued and unpaid interest outstanding under the Term Loan B shall be due and payable on the Term Loan B Maturity Date. All interest payments on account of Term Loan B will be due in addition to the principal installments, and shall be paid on a monthly basis in accordance with Section 2.6(c).

     2.5. Advances, Conversions, Renewals and Payments:


          a. Except to the extent otherwise set forth in this Agreement (or in the case of an Interest Hedging Instrument under the applicable agreements), all payments of principal and interest on the Revolving Credit, Reimbursement Obligations, Term Loans and all Expenses, fees, indemnification obligations and all other charges and any other Obligations of Borrower, shall be made to Lender at its main banking office, 1701 Route 70 East, Cherry Hill, New Jersey, in United States dollars, in immediately available funds. Lender shall have the unconditional right and discretion (and Borrower hereby authorizes Lender) to charge Borrower's operating and/or deposit account(s) for all of Borrower's Obligations as they become due from time to time under this Agreement including, without limitation, interest, principal, fees, indemnification obligations and reimbursement of Expenses. Alternatively, Lender may in its discretion (and Borrower hereby authorizes Lender to) make a cash Advance under the Revolving Credit in a sum sufficient to pay all interest accrued and payable on the Obligations and to pay all costs, fees and Expenses owing hereunder. Any payments received prior to 2:00 p.m. Eastern time on any Business Day shall be deemed received on such Business Day. Any payments (including any payment in full of the Obligations), received after 2:00 p.m. Eastern time on any Business Day shall be deemed received on the immediately following Business Day.

          b. [Reserved]

          c. (i) Cash Advances which may be made by Lender from time to time under the Revolving Credit shall be made available by crediting such proceeds to Borrower's operating account with Lender.

               (ii) All cash Advances requested by Borrower under the Revolving Credit must be in the minimum amount of Five Hundred Dollars ($500.00), and integral multiples of Five Hundred Dollars ($500.00) in excess thereof. All cash Advances under the Revolving Credit must be requested by 11:00 A.M., Eastern time, on the date such cash Advance is to be made.

               (iii) All requests for an Advance are to be in writing pursuant to a written request satisfactory to Lender, which request is to be executed by an Authorized Officer. Such request may be sent by telecopy or facsimile transmission provided that Lender shall have the right to require that receipt of such request not be effective unless confirmed via telephone with Lender.

               (iv) Upon receiving a request for an Advance in accordance with subparagraph (ii) above, and subject to the conditions set forth in this Agreement, Lender shall make the requested Advance available to Borrower as soon as is reasonably practicable thereafter on the day the requested Advance is to be made.

     2.6. Interest:


          a. The unpaid principal balance of cash Advances under the Revolving Credit shall bear interest, subject to the terms hereof, at the per annum rate equal to the Revolving Credit Rate. In addition to any changes as a result of a change in the Applicable Margin, changes, if any, in the interest rate applicable to the Revolving Credit shall become effective on the first day of each calendar month following a change in the LIBOR Rate. Interest on the Revolving Credit shall be payable monthly, in arrears, on the first day of each calendar month, beginning on the first day of the first full calendar month after the Closing Date.

          b. The unpaid principal balance of the Term Loan A shall bear interest, subject to the terms hereof, at the per annum rate equal to the Term Loan A Rate. Changes, if any, in the Term Loan A Rate shall become effective on the first day of each calendar quarter following delivery of the Quarterly Compliance Certificate. Interest on the Term Loan A shall be payable monthly, in arrears, on the first day of each calendar month, beginning on the first day of the first full calendar month after the Closing Date.

          c. The unpaid principal balance of the Term Loan B shall bear interest, subject to the terms hereof, at the per annum rate equal to the Term Loan B Rate. Interest on the Term Loan B, shall be payable monthly, in arrears, on the first day of each calendar month, beginning on the first day of the first full calendar month after the Closing Date.

     2.7. Additional Interest Provisions:


          a. Interest on the Loans shall be calculated on the basis of a year of three hundred sixty (360) days but charged for the actual number of days elapsed.

          b. After the occurrence and during the continuance of an Event of Default hereunder, the per annum effective rate of interest on all outstanding principal under the Loans shall be increased by three hundred (300) basis points. All such increases may be applied retroactively to the date of the occurrence of the Event of Default. Borrower agrees that the default rate payable to Lender is a reasonable estimate of Lender's damages and is not a penalty. Notwithstanding anything to the contrary, the default rate on Advances under the Revolving Credit shall never be less than ten and one half percent (10.5%).

          c. All contractual rates of interest chargeable on outstanding principal under the Loans shall continue to accrue and be payable even after Default, an Event of Default, maturity, acceleration, judgment, bankruptcy, insolvency proceedings of any kind or the happening of any event or occurrence similar or dissimilar.

          d. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such court determines Lender has charged or received interest hereunder in excess of the highest applicable rate, Lender shall apply, in its sole discretion, and set off such excess interest received by Lender against other Obligations due or to become due and such rate shall automatically be reduced to the maximum rate permitted by such law.

     2.8. Fees and Charges:


          a. At Closing, Lender shall have fully earned and Borrower shall unconditionally pay to Lender, a non-refundable fee with respect to the Revolving Credit ("Revolving Credit Closing Fee") of Thirty-Five Thousand Dollars ($35,000), less amounts previously paid thereon.

          b. At Closing, Lender shall have fully earned and Borrower shall unconditionally pay to Lender a non-refundable fee with respect to the Term Loan A ("Term Loan A Closing Fee") of Forty-Five Thousand Dollars ($45,000), less amounts previously paid thereon.

          c. At Closing, Lender shall have fully earned and Borrower shall unconditionally pay to Lender a non-refundable fee with respect to the Term Loan B ("Term Loan B Closing Fee") of Seventeen Thousand Five Hundred Dollars ($17,500), less amounts previously paid thereon.

          d. Borrower shall pay to Lender a fee in the amount of one percent (1.00%) per annum of the face amount of each Letter of Credit issued to Lender. Such fee shall be payable quarterly in arrears on the first day of each calendar quarter and at the expiration or termination of the Letter of Credit. In addition, Borrower shall pay to Lender, upon billing therefor, all of Lender's standard commissions for the issuance of banker's acceptances and standard charges for issuance, amendment, extension and cancellation of the Letter of Credit. All such fees and charges are referred to herein collectively as the "Letter of Credit Fees."

          e. Borrower shall pay to Lender an annual monitoring fee ("Monitoring Fee") of Two Thousand Dollars ($2,000) payable on the Closing Date and on each anniversary thereof. The Monitoring Fee is non-refundable.

          f. Borrower shall unconditionally pay to Lender a late charge equal to three percent (3%) of any and all payments of principal or interest on the Loans that are not paid within fifteen (15) days of the due date. Such late charge shall be due and payable regardless of whether Lender has accelerated the Obligations. Borrower agrees that any late fee payable to Lender is a reasonable estimate of Lender's damages and is not a penalty.

     2.9. Prepayments:


          a. If the Revolving Credit is terminated at any time prior to the two year anniversary of the Closing Date (other than as a result of acceleration or the exercise of rights after an Event of Default), Borrower shall pay to Lender a termination fee of Thirty Five Thousand Dollars ($35,000). Such fee is payable on the date of termination.

          b. Borrower may prepay Term Loan A or Term Loan B in whole or in part at any time or from time to time, with premium as set forth in this Section 2.9(b). Any such voluntary prepayment (or any mandatory prepayment under Section 2.9(c) below) shall be accompanied by all accrued and unpaid interest, and a premium ("Prepayment Premium") on such prepaid amount equal to (i) four percent (4%) of the prepayment amount if prepaid during the first twelve (12) month period after the date of this Agreement; (ii) three percent (3%) of the prepayment amount if prepaid during the second twelve (12) month period after the date of this Agreement; (iii) two percent (2%) of the prepayment amount if prepaid during the third twelve (12) month period after the date of this Agreement; and (iv) one percent (1%) of the prepayment amount if prepaid during the fourth twelve (12) month period after the date of this Agreement. Any partial prepayment of either Term Loan A or Term Loan B shall first be applied to accrued and unpaid interest on the applicable Term Loan and then to the principal balance of the applicable Term Loan in the inverse order of maturity. If Borrower prepays Term Loan A or Term Loan B (in whole or in part), either by (A) funds generated from Borrower's internal operations or an Asset Sale, or (B) third party financing in the event Lender determines not to extend the Revolving Credit Maturity Date beyond the two (2) year anniversary of the Closing Date or on any subsequent anniversary thereof, then the Prepayment Premium will not be payable on the amounts so prepaid.

          c. Subject to Section 7.1 hereof, upon any Asset Sale, Borrower shall prepay the Term Loans in an amount equal to the net proceeds of the Asset Sale (i.e., the gross proceeds less the reasonable and customary costs of such sale or other dispositions) upon Borrower's receipt thereof. Any partial prepayment of the Term Loans, pursuant to this Section 2.9(c), shall be applied proportionately to Term Loan A and Term Loan B and shall first be applied to accrued and unpaid interest on the Term Loans, on a proportionate basis and then to the principal balance of the Term Loans on a proportionate basis in the inverse order of maturity.

     2.10. Use of Proceeds: The extensions of credit under and proceeds of the Revolving Credit shall be used for working capital and general corporate purposes. The extensions of credit under and proceeds of the Term Loan A shall be used to refinance existing Indebtedness owing to First Union National Bank and for working capital and general purposes. The extension of credit under and proceeds of the Term Loan B shall be used to refinance existing Indebtedness owing to First Union National Bank related to Borrower's Real Property.

     2.11. Loan Call Option: Lender, in its sole and absolute discretion, shall have the option ("Loan Call Option") to declare the entire outstanding principal balance of the Term Loan B, together with all outstanding interest under Term Loan B, due and payable on each fifth year anniversary following the Closing Date (each a "Loan Call Date"). In the event that Lender exercises the Loan Call Option, Lender shall provide Borrower with written notice at least one-hundred and eighty (180) days prior to the applicable Loan Call Date. All outstanding principal and interest of the Term Loan B shall be due and payable in full on the Loan Call Date.

     2.12. Capital Adequacy: If any present or future law, governmental rule, regulation, policy, guideline, directive or similar requirement (whether or not having the force of law) imposes, modifies, or deems applicable any capital adequacy, capital maintenance or similar requirement which affects the manner in which Lender allocates capital resources to its commitments (including any commitments hereunder), and as a result thereof, in the opinion of Lender, the rate of return on Lender's capital with regard to the Loans is reduced to a level below that which Lender could have achieved but for such circumstances, then in such case and upon notice from Lender to Borrower, from time to time, Borrower shall pay Lender such additional amount or amounts as shall compensate Lender for such reduction in Lender's rate of return. Such notice shall contain the statement of Lender with regard to any such amount or amounts which shall, in the absence of manifest error, be binding upon Borrower. In determining such amount, Lender may use any reasonable method of averaging and attribution that it deems applicable.

SECTION III - COLLATERAL

     3.1. Description: As security for the payment of the Obligations, and satisfaction by Borrower of all covenants and undertakings contained in this Agreement and the other Loan Documents:

          a. Personal Property: Borrower hereby assigns and grants to Lender, a continuing Lien on and security interest in, upon and to all assets of Borrower including but not limited to the following Property, whether now owned or hereafter acquired, created or arising and wherever located:

               (i) Accounts - All Accounts;

               (ii) Inventory - All Inventory;

               (iii) General Intangibles - All General Intangibles;

               (iv) Equipment - All Equipment;

               (v) Deposit Accounts - All Deposit Accounts;

               (vi) Chattel Paper - All Chattel Paper;

               (vii) Documents - All Documents;

               (viii) Instruments - All Instruments;

               (ix) Fixtures - All Fixtures;

               (x) Goods - All Goods;

               (xi) Letter of Credit Rights - All Letter of Credit Rights;

               (xii) Supporting Obligations - All Supporting Obligations;

               (xiii)  Property  in  Lender's   Possession  -  All  Property  of
Borrower, now or hereafter in Lender's possession;

               (xiv) Investment Property - All Investment Property;

               (xv) Commercial Tort Claims - All Commercial Tort Claims identified and described in Schedule 5.20 (as amended or supplemented from time to time); and

               (xvi) Proceeds - The proceeds (including, without limitation, insurance proceeds), whether cash or non-cash, of all of the foregoing property described in clauses (i) through (xv).

          b. Real Property: Borrower shall execute and deliver to Lender the Mortgage, which shall constitute a first priority Lien upon the Real Property.

     3.2. Lien Documents: At Closing and thereafter as Lender deems necessary, Borrower shall execute and deliver to Lender, or have executed and delivered (all in form and substance satisfactory to Lender and its counsel):

          a. The Mortgage and Assignment of Rents and Leases in proper form for recording in the jurisdiction where the Real Property is located, together with a title insurance policy (in an amount and issued by a title company acceptable to Lender) insuring the Mortgage as a first priority Lien on the Real Property, subject only to the written exceptions approved by Lender;

          b. Any other agreements, documents, instruments and writings, including, without limitation, the Intellectual Property Agreements, required by Lender to evidence, perfect or protect the Liens and security interests in the Collateral or as Lender may reasonably request from time to time; and

          c. Financing Statements pursuant to the UCC, which Lender may file in any jurisdiction where Borrower is organized or in any other jurisdiction that Lender deems appropriate.

     3.3. Other Actions:

          a. In addition to the foregoing, Borrower shall do anything further that may be reasonably required by Lender to secure Lender and effectuate the intentions and objects of this Agreement, including, without limitation, the execution and delivery of security agreements, contracts and any other documents required hereunder. At Lender's reasonable request, Borrower shall also immediately deliver (with execution by Borrower of all necessary documents or forms to reflect, implement or enforce the Liens described herein), or cause to be delivered to Lender all items for which Lender must receive possession to obtain a perfected security interest, including without limitation, all notes, stock powers, letters of credit, certificates and documents of title, Chattel Paper, Warehouse Receipts, Instruments, and any other similar instruments constituting Collateral.

          b. Lender is hereby authorized to file financing statements and amendments to financing statements without Borrower's signature, in accordance with the UCC. Borrower hereby authorizes Lender to file all such financing statements and amendments to financing statements describing the Collateral in any filing office as Lender, in its sole discretion may determine, including financing statements listing "All Assets" in the collateral description therein. Borrower agrees to comply with the requests of Lender in order for Lender to have and maintain a valid and perfected first security interest in the Collateral including, without limitation, executing and causing any other Person to execute such documents as Lender may require to obtain Control (as defined in the UCC) over all Deposit Accounts, Letter of Credit Rights and Investment Property.

     3.4. Searches, Certificates:

          a. Lender shall, prior to or at Closing, and thereafter as Lender may determine from time to time, at Borrower's expense, obtain the following searches (the results of which are to be consistent with the warranties made by Borrower in this Agreement):

               (i) UCC searches with the Secretary of State and local filing office of each state where Borrower is organized, maintains its executive office, a place of business, or assets; and

               (ii) Judgment, state and federal tax lien and corporate tax lien searches, in all applicable filing offices of each state searched under subparagraph (i) above.

          b. Borrower shall, prior to or at Closing and at its expense, obtain and deliver to Lender good standing certificates showing Borrower to be in good standing in its state of incorporation and in the States of New Jersey, Ohio and California.

     3.5. Landlord's and Warehouseman's Waivers: Except for Inventory maintained at VTech Communications, Inc. ("VTech") (which is subject to the limitation set forth in Section 7.11 of this Agreement), Borrower will cause each other owner of any premises occupied by Borrower or to be occupied by Borrower and each warehouseman of any warehouse, where, in either event Collateral in excess of One Million Dollars ($1,000,000) is held, to execute and deliver to Lender an instrument, in form and substance satisfactory to Lender, under which such owner(s) or warehouseman subordinates its/his/their interests in and waives its/his/their right to distrain on or foreclose against the Collateral and agrees to allow Lender to remain on such premises to dispose of or deal with any Collateral located thereon. Notwithstanding anything contained to contrary herein, Borrower shall not store Collateral in excess of One Million Seven
Hundred Fifty Thousand Dollars ($1,750,000) (not including the value of Inventory maintained at VTech), in the aggregate, at locations for which Borrower has not obtained landlord's and/or warehouseman waivers.

     3.6.  Filing   Security   Agreement:   A  carbon,   photographic  or  other
reproduction or other copy of this Agreement or of a financing statement is sufficient as and may be filed in lieu of a financing statement.

     3.7. Power of Attorney: Each of the officers of Lender is hereby irrevocably made, constituted and appointed the true and lawful attorney for Borrower (without requiring any of them to act as such) with full power of substitution to do the following: (a) endorse the name of Borrower upon any and all checks, drafts, money orders and other instruments for the payment of monies that are payable to Borrower and constitute collections on Borrower's Accounts or proceeds of other Collateral; (b) file in the name of Borrower any financing statements, and execute in the name of Borrower any schedules, assignments, instruments, documents and statements that Borrower is obligated to give Lender hereunder or is necessary to perfect (or continue or evidence the perfection of such security interest or Lien) Lender's security interest or Lien in the Collateral; and (c) during the continuance of an Event of Default, do such other and further acts and deeds in the name of Borrower that Lender may reasonably deem necessary or desirable to enforce any Account or other Collateral.

SECTION IV - CLOSING AND CONDITIONS PRECEDENT TO ADVANCES

     Closing under this Agreement is subject to the following conditions precedent (all instruments, documents and agreements to be in form and substance satisfactory to Lender and Lender's counsel):

     4.1. Resolutions, Opinions, and Other Documents: Borrower shall have delivered, or caused to be delivered to Lender the following:

          a. this Agreement, the Notes and each of the other Loan Documents all properly executed;

          b. financing statements and each of the other documents to be executed and/or delivered by Borrower or any other Person pursuant to this Agreement;

          c. certified copies of (i) resolutions of Borrower's board of directors authorizing the execution, delivery and performance of this Agreement, the Notes to be issued hereunder and each of the other Loan Documents required to be delivered by any Section hereof, (ii) Borrower's Articles or Certificate of Incorporation and By-laws, (iii) resolutions of Surety's board of directors authorizing the execution, delivery, and performance of the Intellectual Property Agreements and (iv) Surety's Articles or Certificate of Incorporation and By-laws ;

          d. an incumbency certificate for Borrower identifying all Authorized Officers, with specimen signatures;

          e. a written opinion of Borrower's and Surety's independent counsel addressed to Lender and opinions of such other counsel as Lender deems reasonably necessary;

          f. a collateral audit of Borrower's assets, liabilities, books and records, satisfactory in all respects to Lender;

          g. such financial statements, reports, certifications and other operational information as Lender may reasonably require, satisfactory in all respects to Lender;

          h. certification by the chief financial officer of Borrower that there has not occurred any material adverse change in the operations and condition (financial or otherwise) of Borrower since September 30, 2001;

          i. payment by Borrower of all fees including, without limitation, the Revolving Credit Closing Fee, the Term Loan A Closing Fee, the Term Loan B Closing Fee, the Monitoring Fee, and Expenses associated with the Loans;

          j. Uniform Commercial Code, judgment, federal and state tax lien searches against Borrower and Surety, at Borrower's expense, showing that the Property of each such Person is not subject to any Liens except for Permitted Liens, together with Good Standing and Corporate Tax Lien Search Certificates, showing no Liens on such Person's Property, and showing Borrower to be in good standing in the States of Delaware, New Jersey, Ohio and California and Surety to be in good standing in the State of Delaware;

          k. an initial Borrowing Certificate dated the Closing Date;

          l. an  endorsement  adding  the  Lender  as  payee  under  the  Credit
Insurance;

          m. [reserved];

          n. an environmental survey, at Lender's expense, of the Real Property performed by an engineering firm acceptable and approved to Lender;

          o. properly delivered termination statements and discharge(s) of mortgage releasing any Lien(s) on the Collateral in favor of any third party;

          p. a title insurance commitment as required under Section 3.2;

          q. evidence of insurance and insurance certifications as required under Section 6.2; and

          r. Lender's successful participation, on terms satisfactory to Lender, of no less than $5,000,000 under Term Loan A and Term Loan B to a financial institution acceptable to Lender.

     4.2. Absence of Certain Events: At the Closing Date, no Default or Event of Default hereunder shall have occurred and be continuing.

     4.3. Warranties and Representations at Closing: The warranties and representations contained in Section 5 as well as any other Section of this Agreement shall be true and correct in all respects on the Closing Date with the same effect as though made on and as of that date. Borrower shall not have taken any action or permitted any condition to exist which would have been prohibited by any Section hereof.

     4.4. Compliance with this Agreement: Borrower shall have performed and complied with all agreements, covenants and conditions contained herein including, without limitation, the provisions of Sections 6 and 7 hereof, which are required to be performed or complied with by Borrower before or at the Closing Date.

     4.5. Officers' Certificate: Lender shall have received a certificate dated the Closing Date and signed by the chief financial officer of Borrower certifying that all of the conditions specified in this Section have been fulfilled.

     4.6. Closing: Subject to the conditions of this Section, the Loans shall be made available on such date (the "Closing Date") and at such time as may be mutually agreeable to the parties contemporaneously with the execution hereof ("Closing") at Philadelphia, Pennsylvania.

     4.7. Waiver of Rights: By completing the Closing hereunder, or by making Advances hereunder, Lender does not thereby waive a breach of any warranty or representation made by Borrower hereunder or under any agreement, document, or instrument delivered to Lender or otherwise referred to herein, and any claims and rights of Lender resulting from any breach or misrepresentation by Borrower are specifically reserved by Lender.

     4.8. Conditions for Future Advances: The making of Advances under the Revolving Credit in any form following the Closing Date is subject to the following conditions precedent (all instruments, documents and agreements to be in form and substance satisfactory to Lender and its counsel) following the Closing Date:

          a. This Agreement and each of the other Loan Documents shall be effective;

          b. No event or condition shall have occurred or become known to Borrower, or would result from the making of any requested Advance, which could have a Material Adverse Effect;

          c. No Default or Event of Default then exists or after giving effect to the making of the Advance would exist;

          d. Each Advance is within and complies with the terms and conditions of this Agreement including, without limitation, the notice provisions contained in Section 2.5 hereof;

          e. No Lien (other than a Permitted Lien) has been imposed on Borrower; and

          f. Each representation and warranty set forth in Section 5 and any other Loan Document in effect at such time (as amended or modified from time to time) is then true and correct in all material respects as if made on and as of such date except to the extent such representations and warranties are made only as of a specific earlier date.

SECTION V - REPRESENTATIONS AND WARRANTIES

         To induce Lender to complete the Closing and make the initial Advances under the Revolving Credit and Term Loans to Borrower, Borrower warrants and represents to Lender that:

     5.1. Corporate Organization and Validity:

          a. Borrower (i) is a corporation duly organized and validly existing under the laws of its state of incorporation, (ii) has the corporate power and authority to operate its business and to own its Property and (iii) is duly qualified to engage in the business it conducts in each state except where the failure to so qualify does not and could not be reasonably expected to have a Material Adverse Effect. A list of all states and other jurisdictions where Borrower is qualified to do business is shown on Schedule "5.1" attached hereto and made a part hereof.

          b. The making and performance of this Agreement and the other Loan Documents will not violate any applicable law, government rule or regulation, court or administrative order or other such order, or the charter, minutes or bylaw provisions of Borrower or violate or result in a default (immediately or with the passage of time) under any material contract, agreement or instrument to which Borrower is a party, or by which Borrower is bound. Borrower is not in violation of any term of any material agreement or instrument to which it is a party or by which it may be bound which violation has or could be reasonably expected to have a Material Adverse Effect, or of its charter, minutes or bylaw provisions.

          c. Borrower has all requisite corporate power and authority to enter into and perform this Agreement and to incur the obligations herein provided for, and has taken all proper and necessary corporation action to authorize the execution, delivery and performance of this Agreement, and the other Loan Documents as applicable.

          d. This Agreement, the Notes to be issued hereunder, and all of the other Loan Documents, when delivered, will be valid and binding upon Borrower, and enforceable in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     5.2. Places of Business: The only places of business of Borrower, and the places where Borrower keeps and intends to keep its Property, are at the addresses shown on Schedule "5.2" attached hereto and made part hereof.

     5.3. Pending Litigation: There are no judgments or judicial or administrative orders or proceedings pending, or to the knowledge of Borrower, threatened, against Borrower, or any Subsidiary of Borrower, in any court or before any Governmental Authority except as shown on Schedule "5.3" attached hereto and made part hereof. To the knowledge of Borrower, there are no investigations (civil or criminal) pending or threatened against Borrower, or any Subsidiary of Borrower, in any court or before any Governmental Authority. Neither Borrower, nor any Subsidiary, is in default with respect to any order of any Governmental Authority. To the knowledge of Borrower, no executive officer of Borrower, or any Subsidiary of Borrower, has been indicted in connection with or convicted of engaging in, or is currently subject to any lawsuit or proceeding or under investigation in connection with any, anti-racketeering or other conduct or activity which may result in the forfeiture of any property to any Governmental Authority.

     5.4. Title to Properties: Borrower has good and marketable title in fee simple (or its equivalent under applicable law) to all the Property it purports to own, free from Liens, except for Permitted Liens.

     5.5. Governmental Consent: Neither the nature of Borrower or of its business or Property, nor any relationship between Borrower and any other Person, nor any circumstance affecting Borrower in connection with the issuance or delivery of this Agreement, the Notes or any other Loan Documents is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of Borrower, except
(a) such as have been duly obtained or made prior to the date hereof and (b) such that the failure to obtain or make would not have a Material Adverse Effect.

     5.6. Taxes: Except as set forth on Schedule "5.6", all tax returns required to be filed by Borrower in any jurisdiction have been filed, and all taxes, assessments, fees and other governmental charges upon Borrower, or upon any of their Property, income or franchises, which are shown to be due and payable on such returns have been paid, except for those taxes being contested in good faith with due diligence by appropriate proceedings for which appropriate reserves have been maintained under GAAP and as to which no Lien has been entered. Except as set forth on Schedule "5.6", Borrower is not aware of any proposed additional tax assessment or tax to be assessed against or applicable to Borrower.

     5.7. Financial Statements: The annual audited consolidated (if applicable) balance sheet of Borrower as of December 31, 2000, and the related statements of profit and loss, stockholder's equity and cash flow as of such date accompanied by reports thereon from Borrower's independent certified public accountants (complete copies of which have been delivered to Lender), and the interim consolidated (if applicable) balance sheet of Borrower as of September 30, 2001, and the related statements of profit and loss, stockholder's equity and cash flow as of such date have been prepared in accordance with GAAP and present fairly the financial position of Borrower as of such dates and the results of its operations for such periods. The fiscal year for Borrower currently ends on December 31. Borrower's federal tax identification number and state organizational number for UCC purposes are as shown on Schedule "5.7" attached hereto and made part hereof.

     5.8.  Full  Disclosure:  Neither the  financial  statements  referred to in
Section 5.7, nor this Agreement or related agreements and documents or any written statement furnished by Borrower to Lender in connection with the negotiation of the Loans and contained in any financial statements or documents relating to Borrower contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact known to Borrower which has not been disclosed in writing to Lender which has or could have a Material Adverse Effect.

     5.9. Subsidiaries: Borrower does not have any Subsidiaries except as shown on Schedule "5.9" attached hereto and made a part hereof. Schedule 5.9 shows the issued and outstanding Capital Stock of each Subsidiary and the holder thereof. No Consolidated Subsidiary, that is listed on Schedule 5.9 (other than Blonder Tongue Investment Company), has any assets in excess of Ten Thousand Dollars ($10,000).

     5.10. Guarantees, Contracts, etc.:

          a. Borrower does not own or hold equity or long term debt investments in, have any outstanding advances to, or serve as guarantor, surety or accommodation maker for the obligations of any Person, and has not entered into any leases for real or personal Property (whether as landlord or tenant), except as shown on Schedule "5.10", attached hereto and made part hereof.

          b. Borrower is not a party to any contract or agreement, or subject to any charter or other corporate restriction, which has or could have a Material Adverse Effect.

          c. Except as otherwise specifically provided in this Agreement, Borrower has not agreed or consented to cause or permit any of its Property whether now owned or hereafter acquired to be subject in the future (upon the happening of a contingency or otherwise), to a Lien not permitted by this Agreement.

     5.11. Government Regulations, etc.:

          a. The use of the proceeds of and Borrower's issuance of the Notes will not directly or indirectly violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations U, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Borrower does not own or intend to carry or purchase any "margin stock" within the meaning of said Regulation U.

          b. Borrower has obtained all licenses, permits, franchises or other governmental authorizations necessary for the ownership of its Property and for the conduct of its business except where the failure to obtain such licenses, permits, franchises or other governmental authorization does not or could not be reasonably expected to have a Material Adverse Effect.

          c. As of the date hereof, no employee benefit plan ("Pension Plan"), as defined in Section 3(2) of ERISA, maintained by Borrower or under which Borrower could have any liability under ERISA (i) has failed, if applicable, to meet the minimum funding standards established in Section 302 of ERISA, (ii) has failed to comply in a material respect with all applicable requirements of ERISA and of the Internal Revenue Code, including all applicable rulings and regulations thereunder which could cause a Material Adverse Effect, (iii) has engaged in or been involved in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code which would subject Borrower to any liability which could cause a Material Adverse Effect, or (iv) has been terminated if such termination would subject Borrower to any liability which could cause a Material Adverse Effect. Borrower has not assumed, or received notice of a claim asserted against Borrower for, withdrawal liability (as defined in Section 4207 of ERISA) with respect to any multi employer pension plan and is not a member of any Controlled Group (as defined in ERISA). Borrower has timely made all contributions when due with respect to any multi employer pension plan in which it participates and no event has occurred triggering a claim against Borrower for withdrawal liability with respect to any multi employer pension plan, as defined in Section 4001(a)(3) of ERISA, in which Borrower participates. All Pension Plans and multi employer pension plans in which Borrower participates are shown on Schedule "5.11(c)" attached hereto and made part hereof.

          d. Borrower is not in violation of, or in receipt of written notice that it is in violation of, any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or of any other jurisdiction, or of any agency, or department thereof, (including, without limitation, Environmental Laws or government procurement regulations), a violation of which causes could be reasonably expected to cause a Material Adverse Effect.

          e. Borrower is current with all reports and documents required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

     5.12. Business Interruptions: Within five (5) years prior to the date hereof, none of the business, Property or operations of Borrower has been materially and adversely affected in any way by any casualty, strike, lockout, combination of workers, order of the United States of America, or any state or local government, or any political subdivision or agency thereof, directed against Borrower. There are no pending or, to Borrower's knowledge, threatened labor disputes, strikes, lockouts or similar occurrences or grievances affecting Borrower.

     5.13. Names and Intellectual Property:

          a. Within five (5) years prior to the Closing Date, Borrower has not conducted business under or used any other name (whether corporate or assumed) except for the names shown on Schedule "5.13(a)" attached hereto and made part hereof. Borrower is the sole owner of all names listed on such Schedule "5.13(a)" and any and all business done by Borrower and all invoices issued by Borrower in such trade names are Borrower's sales, business and invoices. Each trade name of Borrower represents a division or trading style of Borrower and not a separate Subsidiary or Affiliate or independent entity.

          b. All material trademarks, service marks, patents or copyrights which Borrower uses, plans to use or has a right to use are shown on Schedule "5.13(b)" attached hereto and made part hereof and Borrower has the right to use such Property except to the extent any other Person has claims or rights in such Property, as such claims and rights are shown on Schedule "5.13(b)." To its knowledge, Borrower is not in violation of any rights of any other Person with respect to such Property.

          c. Except as shown on Schedule "5.13(c)" attached hereto and made a part hereof, (i) Borrower does not require any copyrights, patents, trademarks or other intellectual property, or any license(s) to use any patents, trademarks or other intellectual property in order to provide services to its customers in the ordinary course of business; and (ii) Lender will not require any copyrights, patents, trademarks or other intellectual property or any licenses to use the same in order to provide such services after the occurrence of an Event of Default.

     5.14. Other Associations: Borrower is not engaged and has no interest in any joint venture or partnership with any other Person except as shown on Schedule "5.14" attached hereto and made part hereof.

     5.15. Environmental Matters: Except as shown on Schedule "5.15" attached hereto and made a part hereof:


          a. To the best of Borrower's knowledge, no Property presently owned, leased or operated by Borrower contains, or has previously contained, any Hazardous Substances in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could give rise to liability under, any Environmental Law.

          b. To the best of Borrower's knowledge, Borrower is in compliance, and, for the duration of all applicable statutes of limitations periods, has been in compliance with all applicable Environmental Laws, and there is no contamination at, under or about any properties presently owned, leased, or operated by Borrower or violation of any Environmental Law with respect to such properties which could reasonably be expected to interfere with any of their continued operations or reasonably be expected to impair the fair saleable value thereof.

          c. Borrower has not received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws and Borrower has no knowledge that any such notice will be received or is being threatened.

          d. To the best of Borrower's knowledge after due inquiry, Hazardous Substances have not been transported or disposed of in a manner or to a location which are reasonably likely to give rise to liability of Borrower under any Environmental Law.

          e. No judicial proceeding or governmental or administrative action is pending or, to the knowledge of Borrower, threatened, under any Environmental Law to which Borrower is or, to Borrower's knowledge, will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding, the implementation of which is reasonably likely to have a Material Adverse Effect.

     5.16. Regulation O: No director, executive officer or principal shareholder of Borrower is a director, executive officer or principal shareholder of Lender. For the purposes hereof the terms "director" "executive officer" and "principal shareholder" (when used with reference to Lender), have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

     5.17. Capital Stock: With respect to issuances by Borrower, all of the Capital Stock of Borrower has been duly and validly authorized and issued and is fully paid and non-assessable and has been issued and delivered to the holders thereof in compliance with, or under valid exemption from, all Federal and state laws and the rules and regulations of all Governmental Authorities governing the issuance and delivery of securities. Except for the rights and obligations shown on Schedule "5.17" and for issuances contemplated by Borrower's stock option plans listed on Schedule "5.17", there are no subscriptions, warrants, options, calls, commitments, rights or agreements by which Borrower is bound relating to the issuance, transfer, voting or redemption of shares of its Capital Stock or any pre-emptive rights held by any Person with respect to the shares of Capital Stock of Borrower. Except as shown on Schedule "5.17", Borrower has not issued any securities convertible into or exchangeable for shares of its Capital Stock or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares.

     5.18. Solvency: After giving effect to the transactions contemplated under this Agreement, Borrower is solvent, is able to pay its debts as they become due, and has capital sufficient to carry on its business and all businesses in which it is about to engage, and now owns Property having a value both at fair valuation and at present fair salable value greater than the amount required to pay Borrower's debts. Borrower will not be rendered insolvent by the execution and delivery of this Agreement or any of the other Loan Documents executed in connection with this Agreement or by the transactions contemplated hereunder or thereunder.

     5.19. Perfection and Priority: This Agreement and the other Loan Documents are effective to create in favor of Lender legal, valid and enforceable Liens in all right, title and interest of Borrower in the Collateral, and when financing statements have been filed in the offices of the jurisdictions shown on Schedule "5.19" attached hereto and made a part hereof under Borrower's name, Borrower will have granted to Lender, and Lender will have perfected first priority Liens in the Collateral, superior in right to any and all other existing Liens (other than Permitted Liens).

     5.20. Commercial Tort Claims: Borrower is not a party to any Commercial Tort Claims, except as shown on Schedule "5.20" attached hereto and made part hereof.

     5.21. Letter of Credit Rights: Borrower has no Letter of Credit Rights, except as shown on Schedule "5.21," attached hereto and made part hereof.

     5.22. Deposit Accounts: All Deposit Accounts of Borrower are shown on Schedule "5.22," attached hereto and made part hereof.

SECTION VI - BORROWER'S AFFIRMATIVE COVENANTS

     Borrower covenants that until all of the Obligations are paid and satisfied in full and the Revolving Credit has been terminated, that:

     6.1. Payment of Taxes and Claims: Borrower shall pay, before they become delinquent,

          a. all taxes, assessments and governmental charges or levies imposed upon it or upon Borrower's Property, and

          b. all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons entitled to the benefit of statutory or common law Liens, which, if unpaid, would result in the imposition of a Lien upon its Property; provided however, that Borrower shall not be required to pay any such tax, assessment, charge, levy, claim or demand if the amount, applicability or validity thereof shall at the time be contested in good faith and by appropriate proceedings by Borrower, and if Borrower shall have set aside on its books adequate reserves in respect thereof, if so required in accordance with GAAP; which deferment of payment is permissible so long as no Lien other than a Permitted Lien has been entered and Borrower's title to, and its right to use, its Property are not materially adversely affected thereby.

     6.2. Maintenance of Properties and Corporate Existence:

          a. Property - Borrower shall maintain its Property in good condition (normal wear and tear excepted) make all necessary renewals, replacements, additions, betterments and improvements thereto and will pay and discharge when due the cost of repairs and maintenance to its Property, and will pay all rentals when due for all real estate leased by Borrower.

          b. Property Insurance, Public and Products Liability Insurance - Borrower shall maintain insurance (i) on all insurable tangible Property against fire, flood, casualty and such other hazards (including, without limitation, extended coverage, workmen's compensation, boiler and machinery, with inflation coverage by endorsement) and (ii) against public liability, product liability and business interruption, in each case in such amounts, with such deductibles and with such insurers as are customarily used by companies operating in the same industry as Borrower. At or prior to Closing, Borrower shall furnish Lender with duplicate original policies of insurance or such other evidence of insurance as Lender may require, and any certificates of insurance shall be issued on ACORD Form-27. In the event Borrower fails to procure or cause to be procured any such insurance or to timely pay or cause to be paid the premium(s) on any such insurance, Lender may do so for Borrower, but Borrower shall continue to be liable for the same. The policies of all such casualty insurance shall contain standard Lender's Loss Payable and Mortgagee Clauses (and, with respect to liability and interruption insurance, additional insured clauses) issued in favor of Lender under which all losses thereunder shall be paid to Lender as Lender's interest may appear. Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without thirty (30) days prior written notice to Lender and shall insure Lender notwithstanding the act or neglect of Borrower. Borrower hereby appoints Lender as Borrower's attorney-in-fact, exercisable at Lender's option to endorse any check (but only a check in excess of Five Hundred Thousand Dollars ($500,000) if no Event of Default has occurred) which may be payable to Borrower in order to collect the proceeds of such insurance and any amount or amounts collected by Lender pursuant to the provisions of this Section may be applied by Lender, in its sole discretion, to any Obligations or to repair, reconstruct or replace the loss of or damage to Collateral as Lender in its discretion may from time to time determine. Borrower further covenants that all insurance premiums owing under its current policies have been paid. Borrower shall notify Lender, immediately, upon Borrower's receipt of a notice of termination, cancellation, or non-renewal from its insurance company of any such policy.

          c. Financial Records - Borrower shall keep current and accurate books of records and accounts in which full and correct entries will be made of all of its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP. Borrower shall not change its fiscal year end date without prior written notice to Lender.

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

          d. Corporate Existence and Rights - Borrower shall do (or cause to be done) all things necessary to preserve and keep in full force and effect its existence, good standing, rights and franchises.

          e. Compliance with Laws - Borrower shall be in compliance with any and all laws, ordinances, governmental rules and regulations, and court or administrative orders or decrees to which it is subject, whether federal, state or local, (including, without limitation, Environmental Laws and government procurement regulations) and shall obtain any and all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Property or to the conduct of its businesses, which violation or failure to obtain causes or could be reasonably expected to cause a Material Adverse Effect. Borrower shall timely satisfy all assessments, fines, costs and penalties imposed (after exhaustion of all appeals, provided a stay has been put in effect during such appeal) by any Governmental Authority against Borrower or any Property of Borrower.

     6.3. Business Conducted: Borrower shall continue in the business presently operated by it using its best efforts to maintain its customers and goodwill. Without Lender's prior written consent, Borrower shall not engage, directly or indirectly, in any material respect in any line of business substantially different from the businesses conducted by Borrower immediately prior to the Closing Date.

     6.4. Litigation: Borrower shall give prompt notice to Lender of any litigation claiming in excess of One Hundred Thousand Dollars ($100,000) from Borrower, or which may otherwise have a Material Adverse Effect.

     6.5. Issue Taxes: Borrower shall pay all taxes (other than taxes based upon or measured by any Lender's income or revenues or any personal property tax), if any, in connection with the issuance of the Notes and the recording of any lien documents. The obligations of Borrower hereunder shall survive the payment of Borrower's Obligations hereunder and the termination of this Agreement.

     6.6. Bank Accounts: Borrower shall maintain its major depository and disbursement account(s) with Lender.

     6.7. Employee Benefit Plans: Borrower shall (a) fund all of its Pension Plan(s), as defined in Section 3(2) of ERISA, in a manner that will satisfy the minimum funding standards of Section 302 of ERISA, if applicable, (b) furnish Lender, promptly upon Lender's request, with copies of all reports or other statements filed with the United States Department of Labor, the PBGC or the IRS with respect to all Pension Plan(s), or which Borrower, or any member of a Controlled Group, may receive from the United States Department of Labor, the IRS or the PBGC, with respect to all such Pension Plan(s), and (c) promptly advise Lender of the occurrence of any reportable event (as defined in Section 4043 of ERISA, other than a reportable event for which the thirty (30) day notice requirement has been waived by the PBGC) or prohibited transaction (under
Section 406 of ERISA or Section 4975 of the Internal Revenue Code), which could cause a Material Adverse Effect, with respect to any such Pension Plan(s) and the action which Borrower proposes to take with respect thereto. Borrower will make all contributions when due with respect to any multi employer pension plan in which it participates and will promptly advise Lender upon (x) its receipt of notice of the assertion against Borrower of a claim for withdrawal liability,
(y) the occurrence of any event which, to the best of Borrower's knowledge, would trigger the assertion of a claim for withdrawal liability against Borrower, and (z) upon the occurrence of any event which, to the best of Borrower's knowledge, would place Borrower in a Controlled Group as a result of which any member (including Borrower) thereof may be subject to a claim for withdrawal liability, whether liquidated or contingent.

     6.8. Financial Covenants: Borrower shall maintain and comply with the following financial covenants:

          a. Cash Flow Coverage Ratio: Borrower shall have and maintain, as of each fiscal quarter end beginning with the fiscal quarter ending June 30, 2002, a Cash Flow Coverage Ratio of not less than 1.15 to 1.0, measured quarterly on a rolling four quarter basis as of the last day of each fiscal quarter.

          b. Leverage Ratio: Borrower shall have and maintain, as of each fiscal year beginning with the fiscal year ending December 31, 2002 a Leverage Ratio of no more than 1.75 to 1.0, measured annually, as of the last day of each fiscal year.

          c. Consolidated Operating Income: Borrower shall have and maintain as of each fiscal quarter end beginning with the fiscal quarter ending June 30, 2002, a Consolidated Operating Income of Zero Dollars ($0) or greater, measured quarterly on a rolling four quarter basis as of the last day of each fiscal quarter.

     6.9. Financial and Business Information: Borrower shall deliver or cause to be delivered to Lender the following:

          a. Financial Statements and Collateral Reports: such data, reports, statements and information, financial or otherwise, as Lender may reasonably request, including, without limitation:

               (i) within five (5) days after submission to the SEC in accordance with all SEC rules and regulations, the consolidated and consolidating (if applicable) income and cash flow statements of Borrower and its Subsidiaries for such quarter and for the expired portion of the fiscal year ending with the end of such quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year, and the consolidated and consolidating (if applicable) balance sheet of Borrower and its Subsidiaries as at the end of such quarter, setting forth in comparative form the corresponding figures as at the end of the corresponding periods of the previous fiscal year, all in reasonable detail, prepared by Borrower's management;

               (ii) within five (5) days after submission to the SEC in accordance with all SEC rules and regulations, the consolidated and consolidating (if applicable) income and cash flow statements of Borrower and its Subsidiaries for such year, and the consolidated and consolidating (if applicable) balance sheet of Borrower and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding figures as at the end of and for the previous fiscal year, all in reasonable detail, including all supporting schedules, and audited by an independent public accounting firm acceptable to Lender, and unqualifiedly certified to have been prepared in accordance with GAAP, together with copies of any management letters provided by such accountants to management of Borrower;

               (iii) within fifteen (15) days of the end of each calendar month, Borrower's accounts receivable aging report, accounts payable aging report, inventory reports and such other reports as Lender reasonably deems necessary, certified by Borrower's chief financial officer as true and correct, all in form and substance reasonably satisfactory to Lender;

               (iv) on a monthly basis and together with each Advance requested pursuant to Section 2.5., a borrowing base certificate, in the form of Exhibit "A" attached hereto ("Borrowing Certificate"); and

               (v) no later than February 15 of each fiscal year, Borrower's annual consolidated financial statement projections for that fiscal year.

          b. Notice of Event of Default - promptly upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default under this Agreement, a written notice specifying the nature and period of existence thereof and what action Borrower is taking (and proposes to take) with respect thereto;

          c. Notice of Claimed Default - promptly upon receipt by Borrower, notice of default, oral or written, given to Borrower by any creditor for borrowed money, or holding long term Indebtedness of Borrower in excess of Fifty Thousand Dollars ($50,000); and

          d. Securities and Other Reports - within five (5) days of filing with the Securities and Exchange Commission, one copy of each financial statement, report, notice or proxy statement required to be filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act or sent by Borrower to stockholders generally, and, a copy of each regular or periodic report, and any registration statement, or prospectus in respect thereof, filed by Borrower with any securities exchange or with federal or state securities and exchange commissions or any successor agency.

     6.10. Officers' Certificates: Along with the set of financial statements delivered to Lender at the end of each fiscal quarter pursuant to Section 6.9(a)(i) hereof and the annual financial statements delivered pursuant to
Section 6.9(a)(ii) hereof, Borrower shall deliver to Lender a certificate ("Quarterly Compliance Certificate") (in the form of Exhibit "B" attached hereto and made a part hereof) from the chief financial officer, chief executive officer or president of Borrower setting forth:

          a. Event of Default - that the signer has reviewed the relevant terms of this Agreement, and has made (or caused to be made under his/her supervision) a review of the transactions and conditions of Borrower from the beginning of the accounting period covered by the financial statements being delivered therewith to the date of the certificate, and that such review has not disclosed the existence during such period of any condition or event which constitutes a Default or an Event of Default or, if any such condition or event exists, specifying the nature and period of existence thereof and what action Borrower has taken or proposes to take with respect thereto; and

          b. Covenant Compliance - the information (including detailed calculations) required in order to establish that Borrower is in compliance with the requirements of Section 6.8 of this Agreement, as of the end of the period covered by the financial statements delivered.

     6.11. Audits and Inspection: Borrower shall permit any of Lender's officers or other representatives to visit and inspect upon reasonable advance notice during Borrower's regular business hours any of the locations of Borrower, to examine and audit all of Borrower's books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss its affairs, finances and accounts with its officers, employees and independent certified public accountants all at Borrower's expense at the standard rates charged by Lender for such activities (plus Lender's reasonable out-of-pocket expenses); provided that, Lender shall not, unless a Default or Event of Default occurs, conduct more than one (1) audit per year.

     6.12. Tax Returns, Financial Statements and Other Reports: Promptly after filing with the appropriate taxing authority, Borrower shall promptly furnish, or shall cause to be furnished, to Lender copies of (a) the annual federal and state income tax returns of Borrower, and (b) the annual federal and state income tax returns of Surety. Borrower further agrees that, if requested by Lender, it shall promptly furnish Lender with copies of all reports filed with any federal, state or local Governmental Authority.

     6.13. Information to Participant: Lender may divulge to any participant, assignee or co-lender or prospective participant, assignee or co-lender it may obtain in the Revolving Credit or Term Loan or any portion thereof, all information, and furnish to such Person copies of any reports, financial statements, certificates, and documents obtained under any provision of this Agreement, or related agreements and documents.

     6.14. Material Adverse Developments: Borrower agrees that immediately upon becoming aware of any development or other information outside the ordinary course of business and excluding matters of a general economic, financial or political nature which would reasonably be expected to have a Material Adverse Effect it shall give to Lender telephonic notice specifying the nature of such development or information and such anticipated effect. In addition, such verbal communication shall be confirmed by written notice thereof to Lender on the same day such verbal communication is made or the next Business Day thereafter.

     6.15. Places of Business: Borrower shall give thirty (30) days prior written notice to Lender of any changes in the location of any of its respective places of business, of the places where records concerning its Accounts or where its Inventory are kept, or the establishment of any new, or the discontinuance of any existing place of business; provided that Borrower may not establish any place of business outside of the United States.

     6.16. Commercial Tort Claims: Borrower will immediately notify Lender in writing in the event that Borrower becomes a party to or obtains any rights with respect to any Commercial Tort Claim (as defined in the UCC). Such notification shall include information sufficiently describing such Commercial Tort Claim, including, but not limited to, the parties to the claim, the court in which the claim was commenced, the docket number assigned to such claim and a detailed explanation of the events that gave rise to the claim. Borrower agrees, at Lender's request, to execute and deliver to Lender all documents and/or agreements necessary to grant to Lender a security interest in such Commercial Tort Claim.

     6.17. Letter of Credit Rights: Borrower shall provide Lender with written notice of any Letters of Credit for which Borrower is the beneficiary. Borrower shall execute and deliver (or cause to be executed or delivered) to Lender, all documents and agreements as Lender may require in order to obtain and perfect its security interest in such Letter of Credit Rights.

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

     6.18. Lock-Box: Upon Lender's request, Borrower shall establish a lock-box through which Borrower shall instruct all Account Debtors to make payment on Accounts. Borrower shall execute such agreements as Lender may reasonably require, to establish the lock-box.

SECTION VII - BORROWER'S NEGATIVE COVENANTS:

     Borrower covenants that until all of the Obligations are paid and satisfied in full and the Revolving Credit has been terminated, that:

     7.1. Dispositions, Merger, Consolidation, Dissolution or Liquidation:

          a. Borrower shall not engage in any Asset Sale other than (i) Inventory sold in the ordinary course of Borrower's business; or (ii) equipment that is replaced by other equipment of comparable or superior quality and value within ninety (90) days of such Asset Sale.

          b. Borrower shall not merge or consolidate with any other Person except for Subsidiaries existing on the Closing Date or any Surety and, in any case, where Borrower is the survivor, and Borrower shall not commence a dissolution or liquidation.

          c. Borrower shall not, and shall not permit any Surety, to transfer any assets to any Consolidated Subsidiary that is not a Surety.

     7.2. Acquisitions: Borrower shall not acquire all or a material portion of the Capital Stock or assets of any Person in any transaction or in any series of related transactions or enter into any sale and leaseback transaction.

     7.3. Liens and Encumbrances: Borrower shall not: (i) execute a negative pledge agreement with any Person covering any of its Property, or (ii) cause or permit or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), its Property (including, without limitation, the Collateral), whether now owned or hereafter acquired, to be subject to a Lien except for Permitted Liens.

     7.4. Transactions With Affiliates or Subsidiaries:

          a. Subject to Section 7.1(c), Borrower shall not, and shall not permit any Surety to, enter into any transaction with any Subsidiary or other Affiliate, including, without limitation, the purchase, sale, or exchange of Property, or the loaning or giving of funds to any Affiliate or any Subsidiary unless (i) such Subsidiary or Affiliate is engaged in a business substantially related to the business conducted by Borrower, is a Borrower hereunder, or is a Surety, and the transaction is in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Surety's business and upon terms substantially the same and no less favorable to Borrower or such Surety as it would obtain in a comparable arm's length transactions with any Person not an Affiliate or a Subsidiary, and so long as such transaction is not prohibited hereunder; (ii) such transaction is intended for incidental administrative purposes, or (iii) such transactions consist of payment of royalties, license fees, or any other amounts, to Blonder Tongue Investment Company in connection with that certain License Agreement dated as of January 1, 2000, by and between Borrower and Blonder Tongue Investment Company, or such other intellectual property arrangements that may be in effect between Borrower and any of its Subsidiaries or Affiliates.

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

          b. Borrower shall not create or acquire any Subsidiary.

     7.5. Guarantees: Excepting the endorsement in the ordinary course of business of negotiable instruments for deposit or collection, Borrower shall not become or be liable, directly or indirectly, primary or secondary, matured or contingent, in any manner, whether as guarantor, surety, accommodation maker, or otherwise, for the existing or future indebtedness of any kind of any Person [except for Borrower's obligations under its customer accommodation program as in effect from time to time.

     7.6. Distributions, Bonuses and Other Indebtedness: Borrower shall not: (a) declare or pay or make any forms of Distribution, except for Permitted Distributions; (b) declare or pay any bonus compensation to its officers if a Default or Event of Default is outstanding or, after giving effect to any such bonus compensation, a Default or Event of Default would occur; (c) hereafter incur or become liable for any Indebtedness other than Permitted Indebtedness.

     7.7. Loans and Investments: Borrower shall not make or have outstanding loans, advances, extensions of credit or capital contributions to, investments in, any Person other than Permitted Investments.

     7.8. Use of Lenders' Name: Borrower shall not use Lender's name in connection with any of its business operations. Nothing herein contained is intended to permit or authorize Borrower to make any contract on behalf of Lender.

     7.9. Miscellaneous Covenants:

          a. Borrower shall not become or be a party to any contract or agreement which at the time of becoming a party to such contract or agreement materially impairs Borrower's ability to perform under this Agreement, or under any other instrument, agreement or document to which Borrower is a party or by which it is or may be bound.

          b. Borrower shall not carry or purchase any "margin stock" within the meaning of Regulations U, T or X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

     7.10. Jurisdiction of Organization: If a Registered Organization, Borrower shall not change its jurisdiction of organization with Lender's prior written consent.

     7.11. Inventory Maintained at VTech: Borrower shall not maintain or store Inventory in excess of One Million Dollars ($1,000,000) at VTech, at any given time.

SECTION VIII - DEFAULT

     8.1. Events of Default: Each of the following events shall constitute an event of default ("Event of Default"):


          a. Payments - if Borrower fails to make any payment of principal or interest, including any Overadvance, under the Loans within five (5) days of the date such payment is due and payable; or

          b. Other Charges - if Borrower fails to pay any other charges, fees, Expenses or other monetary obligations owing to Lender arising out of or incurred in connection with this Agreement within twenty (20) Business Days after the date such payment is due and payable; or

          c. Particular Covenant Defaults - if Borrower fails to perform, comply with or observe any covenant or undertaking contained in this Agreement and (other than with respect to the covenants contained in Section 6.8 and Section 7 for which no cure period shall exist), such failure continues for thirty (30) days after the occurrence thereof; or

          d. Financial Information - if any financial statement or certificate made or delivered by Borrower or any of its officers, employees or agents, to Lender is not true and correct, in all material respects, when made; or

          e. Uninsured Loss - if there shall occur any uninsured damage to or loss, theft, or destruction in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate with respect to any portion of any Property of Borrower; or

          f. Warranties or Representations - if any warranty, representation or other written statement by or on behalf of Borrower contained in or pursuant to this Agreement, the other Loan Documents or in any document, agreement or instrument furnished in compliance with, relating to, or in reference to this Agreement, is false, erroneous, or misleading in any material respect when made; or

          g. Agreements with Others - (i) if Borrower shall default beyond any grace period in the payment of principal or interest of any Indebtedness of Borrower in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate; (ii) if Borrower otherwise defaults under the terms of any such Indebtedness if the effect of such default is to enable the holder of such Indebtedness to accelerate the payment of Borrower's obligations, which are the subject thereof, prior to the maturity date or prior to the regularly scheduled date of payment; or (iii) if Borrower shall default under any Government Contract, which default could reasonably be expected to have a Material Adverse Effect; or

          h. Other Agreements with Lender - if Borrower breaches or violates the terms of, or if a default or an Event of Default, occurs under, any Interest Hedging Instrument or any other existing or future agreement (related or unrelated) (including, without limitation, the other Loan Documents) between Borrower and Lender; or

          i. Judgments - if any final judgment for the payment of money in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate (i) which is not fully and unconditionally covered by insurance or (ii) for which Borrower has not established a cash or cash equivalent reserve in the full amount of such judgment, shall be rendered by a court of record against Borrower and such judgment shall continue unsatisfied and in effect for a period of twenty (20) consecutive days without being vacated, discharged, satisfied or stayed pending appeal (and if stayed, is not discharged within ten (10) days after expiration of such stay); or

          j. Assignment for Benefit of Creditors, etc. - if Borrower makes or proposes in writing, an assignment for the benefit of creditors generally, offers a composition or extension to creditors, or makes or sends notice of an intended bulk sale of any business or assets now or hereafter owned or conducted by Borrower; or

          k. Bankruptcy, Dissolution, etc. - upon the commencement of any action for the dissolution or liquidation of Borrower, or the commencement of any proceeding to avoid any transaction entered into by Borrower, or the commencement of any case or proceeding for reorganization or liquidation of Borrower's debts under the Bankruptcy Code or any other state or federal law, now or hereafter enacted for the relief of debtors, whether instituted by or against Borrower; provided however, that Borrower shall have ninety (90) days to obtain the dismissal or discharge of involuntary proceedings filed against it, it being understood that during such ninety (90) day period, Lender shall not be obligated to make Advances hereunder and Lender may seek adequate protection in any bankruptcy proceeding; or

          l. Receiver - upon the appointment of a receiver, liquidator, custodian, trustee or similar official or fiduciary for any Borrower or for Borrower's Property; or

          m. Execution Process, etc. - the issuance of any execution or distraint process against any Property of Borrower; or

          n. Termination of Business - if Borrower ceases any material portion of its business operations as presently conducted; or

          o. Pension Benefits, etc. - if Borrower fails to comply with ERISA so that proceedings are commenced to appoint a trustee under ERISA to administer Borrower's employee plans or the PBGC institutes proceedings to appoint a trustee to administer such plan(s), or a Lien is entered to secure any deficiency or claim or a "reportable event" as defined under ERISA occurs; or

          p. Investigations - any indication or evidence received by Lender that reasonably leads it to believe Borrower may have directly or indirectly been engaged in any type of activity which, would be reasonably likely to result in the forfeiture of any material property of Borrower to any governmental entity, federal, state or local; or

          q. Change of Control - if there shall occur a Change of Control; or

          r. Surety Agreement - if any material breach or default occurs under the Surety Agreement or if the Surety Agreement, or any obligation to perform thereunder is terminated; or

          s. Liens - if, other than as a result of Lender's negligence, any Lien in favor of Lender shall cease to be valid, enforceable and perfected and prior to all other Liens other than Permitted Liens or if Borrower or any Governmental Authority shall assert any of the foregoing; or

          t. Other Loan Documents - if any other Person (other than Lender) party to a Loan Document, breaches or violates any material term, provision or condition of such Loan Document.

     8.2. Cure: Nothing contained in this Agreement or the Loan Documents shall be deemed to compel Lender to accept a cure of any Event of Default hereunder.

     8.3. Rights and Remedies on Default:


          a. In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Loan Documents (each of which is also then exercisable by Lender), or otherwise available at law or in equity, upon or at any time after the occurrence and during the continuance of a Default or an Event of Default, Lender may, in its discretion, withhold or cease making Advances under the Revolving Credit.

          b. In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Loan Documents (each of which is also then exercisable by Lender), or otherwise available at law or in equity, upon or at any time after the occurrence and during the continuance of an Event of Default Lender may, in its discretion, terminate the Revolving Credit and declare the Obligations (other than Obligations under an Interest Hedging Investment) immediately due and payable, all without demand, notice, presentment or protest or further action of any kind (it also being understood that the occurrence of any of the events or conditions set forth in Sections 8.1(j),(k) or (l) shall automatically cause an acceleration of the Obligations).

c. In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Loan Documents (each of which is also then exercisable by Lender), or otherwise available at law or in equity, upon or at any time after the acceleration of the Obligations following the occurrence of an Event of Default (other than the rights with respect to clause (iv) below which Lender may exercise at any time after an Event of Default and regardless of whether there is an acceleration), Lender may, in its discretion, exercise all rights under the UCC and any other applicable law or in equity, and under all Loan Documents permitted to be exercised after the occurrence of an Event of Default, including the following rights and remedies (which list is given by way of example and is not intended to be an exhaustive list of all such rights and remedies):

               (i) The right to take possession of, send notices regarding and collect directly the Collateral, with or without judicial process (including without limitation the right to notify the United States postal authorities to redirect mail addressed to Borrower to an address designated by Lender); or

               (ii) By its own means or with judicial assistance, enter Borrower's premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on such premises in compliance with subsection (d) below, without any liability for rent, storage, utilities or other sums, and Borrower shall not resist or interfere with such action; or

               (iii) Require Borrower at Borrower's expense to assemble all or any part of the Collateral (other than real estate or fixtures) and make it available to Lender at any place designated by Lender; or

               (iv) The right to reduce or modify the Borrowing Base or to modify the terms and conditions upon which Lender may be willing to consider making Advances under the Revolving Credit or to take additional reserves against the Revolving Credit.

          d. Borrower  hereby  agrees that a notice  received by it at least ten
(10) days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable inventory or Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Lender without prior notice to Borrower. Borrower covenants and agrees not to interfere with or impose any obstacle to Lender's exercise of its rights and remedies with respect to the Collateral, after the occurrence of an Event of Default hereunder. Lender shall have no obligation to clean up or prepare the Collateral for sale. If Lender sells any of the Collateral upon credit, Borrower shall only be credited with payments actually made by the purchaser thereof, that are received by Lender. Lender may, in connection with any sale of the Collateral specifically disclaim any warranties of title or the like.

     8.4. Nature of Remedies: All rights and remedies granted Lender hereunder and under the Loan Documents, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Lender may proceed with any number of remedies at the same time until all Obligations are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Lender, upon or at any time after the occurrence of an Event of Default, may proceed against Borrower, at any time, under any agreement, with any available remedy and in any order.

     8.5. Set-Off: If any bank account of Borrower with Lender or any participant is attached or otherwise liened or levied upon by any third party, Lender (and such participant) shall have and be deemed to have, without notice to Borrower, the immediate right of set-off and may apply the funds or amount thus set-off against any of Borrower's Obligations hereunder.

SECTION IX - MISCELLANEOUS

     9.1. Governing Law: THIS AGREEMENT, AND ALL RELATED AGREEMENTS AND DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW JERSEY(WITHOUT REGARD TO NEW JERSEY'S CONFLICTS OF LAW PRINCIPLES). THE PROVISIONS OF THIS AGREEMENT AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

     9.2. Integrated Agreement: The Notes, the other Loan Documents, all related agreements, and this Agreement shall be construed as integrated and complementary of each other, and as augmenting and not restricting Lender's rights and remedies. If, after applying the foregoing, an inconsistency still exists, the provisions of this Agreement shall constitute an amendment thereto and shall control.

     9.3. Waiver: No omission or delay by Lender in exercising any right or power under this Agreement or any related agreements and documents will impair such right or power or be construed to be a waiver of any Default, or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and as to Borrower no waiver will be valid unless in writing and signed by Lender and then only to the extent specified.

     9.4. Indemnity:

          a. Borrower shall indemnify, defend and hold harmless Lender and its respective officers, employees and agents, of and from any claims, demands, liabilities, obligations, judgments, injuries, losses, damages and costs and expenses (including, without limitation, reasonable legal fees) resulting from
(i) acts or conduct of Borrower under, pursuant or related to this Agreement and the other Loan Documents, (ii) Borrower's breach or violation of any representation, warranty, covenant or undertaking contained in this Agreement or the other Loan Documents, (iii) Borrower's failure to comply with any or all laws, statutes, ordinances, governmental rules, regulations or standards, whether federal, state or local, or court or administrative orders or decrees, (including without limitation Environmental Laws, etc.), and (iv) any claim by any other creditor of Borrower against Lender arising out of any transaction whether hereunder or in any way related to the Loan Documents and all costs, expenses, fines, penalties or other damages resulting therefrom, unless resulting solely from acts or conduct of Lender constituting willful misconduct or gross negligence.

          b. Promptly after receipt by an indemnified party under subsection (a) above of notice of the commencement of any action by a third party, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof. The omission so to notify the indemnifying party shall relieve the indemnifying party from any liability which it may have to any indemnified party under such subsection only if the indemnifying party is unable to defend such actions as a result of such failure to so notify. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

     9.5. Time: Whenever Borrower shall be required to make any payment, or perform any act, on a day which is not a Business Day, such payment may be made, or such act may be performed, on the next succeeding Business Day. Time is of the essence in Borrower's performance under all provisions of this Agreement and all related agreements and documents.

     9.6. Expenses of Lender: At Closing and from time to time thereafter, Borrower will pay upon demand of Lender all reasonable costs, fees and expenses of Lender in connection with (i) the analysis, negotiation, preparation, execution, administration and delivery of this Agreement and other Loan Documents and the documents and instruments referred to herein and therein and any amendment, amendment and restatement, supplement, waiver or consent relating hereto or thereto, whether or not any such amendment, amendment and restatement, supplement, waiver or consent is executed or becomes effective, search costs, the reasonable fees, expenses and disbursements of counsel for Lender and reasonable charges of any expert consultant to Lender and (ii) the enforcement of any Obligations of, or the collection of any payments owing from, Borrower under this Agreement and/or the other Loan Documents or protection or defense of the rights of Lender under the Loan Documents, following the occurrence of any Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement and other Loan Documents in the nature of a "work-out" or of any insolvency or bankruptcy proceedings, or otherwise (including the reasonable fees and disbursements of outside counsel for Lender (collectively, the "Expenses");

     9.7. Brokerage: This transaction was brought about and entered into by Lender and Borrower acting as principals and without any brokers, agents or finders being the effective procuring cause hereof. Borrower represents that it has not committed Lender to the payment of any brokerage fee, commission or charge in connection with this transaction. If any such claim is made on Lender by any broker, finder or agent or other person, Borrower hereby indemnifies, defends and saves such party harmless against such claim and further will defend, with counsel satisfactory to Lender, any action or actions to recover on such claim, at Borrower's own cost and expense, including such party's reasonable counsel fees. Borrower further agrees that until any such claim or demand is adjudicated in such party's favor, the amount demanded shall be deemed an Obligation of Borrower under this Agreement.

     9.8. Notices:

          a. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed given if delivered in person to the person listed below or if sent by telecopy or by nationally recognized overnight courier, as follows, unless such address is changed by written notice hereunder:

         If to Lender to:          Commerce Bank, N.A.
                                   1001 Durham Avenue
                                   South Plainfield, NJ 07080
                                   Attention: Kurt J. Fuoti, Vice President
                                   Telecopy No.  (908) 756-7021

         With copies to:           Blank Rome Comisky & McCauley LLP
                                   One Logan Square
                                   Philadelphia, PA  19103
                                   Attention: Steven M. Miller, Esquire
                                   Telecopy No.  (215) 569-5522

         If to Borrower to:        Blonder Tongue Laboratories, Inc.
                                   One Jake Brown Road
                                   Old Bridge, NJ  08857
                                   Attention:  President
                                   Telecopy No.  (732) 679-4353

         With copies to:           Stradley, Ronon, Stevens & Young, LLP
                                   2600 One Commerce Square
                                   Philadelphia, PA  19103
                                   Attention:  Gary P. Scharmett, Esquire
                                   Telecopy No.  (215) 564-8120

          b. Any notice sent by Lender, or Borrower by any of the above methods shall be deemed to be given when so received.

          c.  Lender  shall  be  fully   entitled  to  rely  upon  any  telecopy
transmission or other writing purported to be sent by any Authorized Officer (whether requesting an Advance or otherwise) as being genuine and authorized.

     9.9. Headings: The headings of any paragraph or Section of this Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.

     9.10. Survival: All warranties, representations, and covenants made by Borrower herein, or in any agreement referred to herein or on any certificate, document or other instrument delivered by it or on its behalf under this Agreement, shall be considered to have been relied upon by Lender, and shall survive the delivery to Lender of the Notes, regardless of any investigation made by Lender or on its behalf. All statements in any such certificate or other instrument prepared and/or delivered for the benefit of Lender shall constitute warranties and representations by Borrower hereunder. Except as otherwise expressly provided herein, all covenants made by Borrower hereunder or under any other agreement or instrument shall be deemed continuing until all Obligations are satisfied in full. All indemnification obligations under this Agreement, including under Section 2.2, 6.5, 9.4 and 9.7, shall survive the termination of this Agreement and payment of the Obligations for a period of one (1) years.

     9.11. Successors and Assigns: This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. Borrower may not transfer, assign or delegate any of its duties or obligations hereunder.

     9.12. Duplicate Originals: Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

     9.13. Modification: No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by Borrower and Lender.

     9.14. Signatories: Each individual signatory hereto represents and warrants that he is duly authorized to execute this Agreement on behalf of his principal and that he executes the Agreement in such capacity and not as a party.

     9.15. Third Parties: No rights are intended to be created hereunder, or under any related agreements or documents for the benefit of any third party donee, creditor or incidental beneficiary of Borrower. Nothing contained in this Agreement shall be construed as a delegation to Lender of Borrower's duty of performance, including, without limitation, Borrower's duties under any account or contract with any other Person.

     9.16. Discharge of Taxes, Borrower's Obligations, Etc.: Lender, in its sole discretion, shall have the right at any time, and from time to time, with at least ten (10) days prior notice to Borrower if Borrower fails to do so, to: (a) pay for the performance of any of Borrower's obligations hereunder, and (b) discharge taxes or Liens, at any time levied or placed on Borrower's Property in violation of this Agreement unless Borrower is in good faith with due diligence by appropriate proceedings contesting such taxes or Liens and maintaining proper reserves therefor in accordance with GAAP. Expenses and advances shall be added to the Revolving Credit, and bear interest at the rate applicable to the Revolving Credit, until reimbursed to Lender. Such payments and advances made by Lender shall not be construed as a waiver by Lender of a Default or Event of Default under this Agreement.

     9.17. Withholding and Other Tax Liabilities: Lender shall have the right to refuse to make any Advances from time to time unless Borrower shall, at Lender's request, have given to Lender evidence, reasonably satisfactory to Lender, that Borrower has properly deposited or paid, as required by law, all withholding taxes and all federal, state, city, county or other taxes due up to and including the date of the requested Advance. Copies of deposit slips showing payment shall constitute satisfactory evidence for such purpose. In the event that any Lien, assessment or tax liability against Borrower shall arise in favor of any taxing authority, whether or not notice thereof shall be filed or recorded as may be required by law, Lender shall have the right (but shall not be obligated, nor shall Lender hereby assume the duty), with at least ten (10) days prior notice to Borrower if Borrower fails to do so, to pay any such Lien, assessment or tax liability by virtue of which such charge shall have arisen; provided however, that Lender shall not pay any such tax, assessment or Lien if the amount, applicability or validity thereof is being contested in good faith and by appropriate proceedings by Borrower. In order to pay any such Lien, assessment or tax liability, Lender shall not be obliged to wait until such lien, assessment or tax liability is filed before taking such action as hereinabove set forth. Any sum or sums which Lender shall have paid for the discharge of any such Lien shall be added to the Revolving Credit and shall be paid by Borrower to Lender with interest thereon at the rate applicable to the Revolving Credit, upon demand, and Lender shall be subrogated to all rights of such taxing authority against Borrower.

     9.18. Consent to Jurisdiction: Borrower and Lender each hereby irrevocably consent to the non-exclusive jurisdiction of the Courts of the State of New Jersey or the United States District Court for New Jersey in any and all actions and proceedings whether arising hereunder or under any other agreement or undertaking. Borrower waives any objection which Borrower may have based upon lack of personal jurisdiction, improper venue or forum non conveniens. Borrower irrevocably agrees to service of process by certified mail, return receipt requested to the address of the appropriate party set forth herein.

     9.19. Waiver of Jury Trial: BORROWER AND LENDER EACH HEREBY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION, PROCEEDING OR COUNTERCLAIM ARISING WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS OR WITH RESPECT TO ANY CLAIMS ARISING OUT OF ANY DISCUSSIONS, NEGOTIATIONS OR COMMUNICATIONS INVOLVING OR RELATED TO ANY PROPOSED RENEWAL, EXTENSION, AMENDMENT, MODIFICATION, RESTRUCTURE, FORBEARANCE, WORKOUT, OR ENFORCEMENT OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS.

     IN WITNESS WHEREOF, the undersigned parties have executed this Agreement the day and year first above written.


                                   Blonder Tongue Laboratories, INC.


                                   By: /s/ James A. Luksch
                                       -----------------------------------------
                                       James A. Luksch
                                       President and Chief Executive Officer




                                   COMMERCE BANK, N.A.


                                   By: /s/ Kurt J. Fuoti
                                       -----------------------------------------
                                       Kurt J. Fuoti, Vice President